UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Target Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1000 Nicollet Mall
Minneapolis, Minnesota 55403
(612) 304-6073

PROXY STATEMENT
Annual Meeting of Shareholders
May 24, 2007

VOTING METHODS

The accompanying Proxy Statement describes important issues affecting Target Corporation (Target). If you are a shareholder of record, you have the right to vote your shares through the Internet, by telephone or by mail. You may also revoke your proxy any time before the Annual Meeting. Please help us save time and postage costs by voting through the Internet or by telephone. Each method is generally available 24 hours a day and will ensure that your vote is confirmed and posted immediately. To vote:

1.     BY INTERNET

a.      Go to the web site at www.proxyvote.com, 24 hours a day, seven days a week.

b.      Enter the 12-digit number that appears in the box on the right side of the proxy card.

c.      Follow the simple instructions.

2.     BY TELEPHONE

a.      On a touch-tone telephone, call toll-free 1-800-690-6903, 24 hours a day, seven days a week.

b.      Enter the 12-digit number that appears in the box on the right side of the proxy card.

c.      Follow the simple recorded instructions.

3.     BY MAIL

(Do not mail the proxy card if you are voting by Internet or telephone.)

a.      Mark your selections on the proxy card.

b.      Date and sign your name exactly as it appears on your proxy card.

c.      Mail the proxy card in the enclosed postage-paid envelope.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

Your vote is important. Thank you for voting.

ADMISSION POLICY

All shareholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting of Shareholders on May 24, 2007. You must have an admission ticket in order to attend the meeting. If you are a shareholder of record and plan to attend the meeting, please contact Target’s Investor Relations department by email at investorrelations@target.com or by telephone at (612) 761-6742 to request a ticket. If you hold shares through an intermediary, such as a bank or broker, and you plan to attend the meeting, you will need to send a written request for a ticket either by regular mail, fax or email, along with proof of share ownership, such as a bank or brokerage firm account statement or a letter from the broker, trustee, bank or nominee holding your shares, confirming ownership to: Investor Relations, Target Corporation, 1000 Nicollet Mall, TPN-1448, Minneapolis, MN 55403 (fax: 612-761-5555 or email: investorrelations@target.com). Requests for admission tickets will be processed in the order in which they are received and must be received no later than May 14, 2007.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	1:00 p.m. Eastern Daylight Time, on Thursday, May 24, 2007
PLACE

Target Store
3100 West 117th Street
Cleveland, Ohio

This location allows us to showcase our latest general merchandise store design in the latter stages of construction prior to opening. This store is scheduled to open in July 2007. The near-completed construction status of this store also provides sufficient space to accommodate shareholders for our Annual Meeting.

MEETING FORMAT

The meeting will include prepared remarks by our CEO, followed by a live, interactive question and answer session with senior executives. A live webcast of the meeting will be accessible on our website at www.target.com/investors. Cameras and recording devices are not permitted at the meeting.

ITEMS OF BUSINESS	(1) To elect four directors for three-year terms.
(2) To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm.
(3) To approve the Target Corporation Officer Short-Term Incentive Plan.
(4) To approve an amendment to our restated articles of incorporation to adopt a majority voting standard in uncontested director elections.
(5) To act on the shareholder proposal in this proxy statement, if presented at the meeting.
(6) To act on any other business that may properly come before the meeting.
RECORD DATE	You may vote if you are a shareholder of record at the close of business on March 26, 2007.
ANNUAL REPORT	Our 2006 Annual Report, which is not part of the proxy soliciting material, is enclosed.
PROXY VOTING	It is important that your shares be represented and voted at the Annual Meeting. Please vote in one of these three ways:
(1) VISIT THE WEB SITE shown on your proxy card to vote through the Internet,
(2) USE THE TOLL-FREE TELEPHONE NUMBER shown on the proxy card, OR
(3) MARK, SIGN, DATE AND PROMPTLY RETURN the enclosed proxy card in the postage-paid envelope.
Any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

Timothy R. Baer
Corporate Secretary

Approximate Date of Mailing of Proxy
Material: April 9, 2007

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS

May 24, 2007

The Board of Directors of Target Corporation solicits the enclosed proxy for the Annual Meeting of Shareholders to be held at the Target Store, 3100 West 117th Street, Cleveland, Ohio, on Thursday, May 24, 2007, at 1:00 p.m., Eastern Daylight Time, and for any adjournment thereof.

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

What is the purpose of the Annual Meeting?

At our Annual Meeting, shareholders will act upon the matters described in the accompanying notice of meeting. In addition, our management will report on Target’s performance during fiscal 2006 and respond to questions from shareholders.

Who may vote?

We have one class of voting shares outstanding. Only shareholders of record at the close of business on the record date, March 26, 2007, are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that they held on the record date, at the meeting, or any postponement or adjournment of the meeting. Each share of common stock will have one vote on each matter to be voted on.

Who may attend the Annual Meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting of Shareholders on May 24, 2007. If you are a shareholder of record and plan to attend the meeting, please contact Target’s Investor Relations department by email at investorrelations@target.com or by telephone at (612) 761-6742 to request a ticket. If you hold shares through an intermediary, such as a bank or broker, and you plan to attend the meeting, you will need to send a written request for a ticket either by regular mail, fax or email, along with proof of share ownership, such as a bank or brokerage firm account statement or a letter from the broker, trustee, bank or nominee holding your shares, confirming ownership to: Investor Relations, Target Corporation, 1000 Nicollet Mall, TPN-1448, Minneapolis, MN 55403 (fax: 612-761-5555 or email: investorrelations@target.com). Requests for admission tickets will be processed in the order in which they are received and must be received no later than May 14, 2007. Cameras and recording devices are not permitted at the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of our common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 855,321,290 shares of our common stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining whether there is a quorum.

May I vote by proxy card, by telephone or through the Internet?

You may vote by completing and properly signing the enclosed proxy card and returning it to us in the envelope provided. If you are a registered shareholder (those whose shares are owned in their name and not in “street name”) and attend the meeting, you may deliver your completed proxy card in person. In addition, registered shareholders may vote either by telephone or through the Internet by following the instructions on the inside of the front cover of these materials. “Street name” shareholders who wish to vote at the meeting should follow the instructions on the proxy form received from the institution that holds their shares.

May I vote confidentially?

Yes. Our policy is to treat all shareholder meeting proxies, ballots and voting tabulations of a shareholder confidentially, if the shareholder has requested confidentiality on the proxy or ballot.

If you so request, your proxy will not be available for examination nor will your vote be disclosed prior to the tabulation of the final vote at the Annual Meeting except (i) to meet applicable legal requirements, (ii) to allow the independent election inspectors to count and certify the results of the vote or (iii) where there is a proxy solicitation in opposition to the Board of Directors, based upon an opposition proxy statement filed with the Securities and Exchange Commission (SEC). The independent election inspectors may at any time inform us whether or not a shareholder has voted.

May I change my vote?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Corporate Secretary at least two business days prior to the Annual Meeting either a notice of revocation or a duly executed proxy bearing a later date. Alternatively, if you have voted by telephone or through the Internet, you may change your vote by calling the toll-free number again and following the instructions, or by accessing the web site and following the instructions. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

How does the Board recommend I vote?

Unless you give instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation is set forth in the description of each item in this Proxy Statement. In summary, the Board of Directors recommends a vote:

FOR election of the director nominees (see pages 5-12);

FOR ratification of the appointment of Ernst & Young LLP as Target’s independent registered public accounting firm (see page 47);

FOR approval of the Target Corporation Officer Short-Term Incentive Plan (see pages 49-51);

FOR approval of the amendment to our restated articles of incorporation (see page 52); and

AGAINST the shareholder proposal to require additional disclosure of political contributions (see pages 53-54).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

How many votes are required to approve each item?

Election of Directors. The affirmative vote of a plurality of the votes cast is required for the election of directors. The four nominees receiving the highest number of votes will be elected. For this purpose, a properly executed proxy marked “WITHHELD” with respect to the election of director nominees will be counted for purposes of determining whether there is a quorum, but will not be considered to have been voted in favor of the director nominee with respect to whom authority has been withheld.

Other Items. For ratification of the appointment of our independent registered public accounting firm, approval of the Target Corporation Officer Short-Term Incentive Plan, the amendment to our restated articles of incorporation, the shareholder proposal and any other items that properly come before the meeting, the affirmative vote of the greater of (i) a majority of the outstanding shares of our common stock entitled to vote on the item and present in person or by proxy at the Annual Meeting, and (ii) a majority of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the Annual Meeting, will be required for approval provided that a quorum is present in person or by proxy. A properly executed proxy marked “ABSTAIN” with respect to any such matter will be counted for purposes of determining whether there is a quorum and will be considered present in person or by proxy and entitled to vote. Accordingly, an abstention will have the effect of a negative vote.

What is a broker non-vote?

If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. In this situation, a “broker non-vote” occurs. Shares constituting broker non-votes are not counted or deemed to be present or represented for the purpose of determining whether shareholders have approved a matter, but they are counted as present for the purpose of determining a quorum at the Annual Meeting.

What if other matters are presented for determination at the Annual Meeting?

As of the date of this Proxy Statement, we know of no matters that will be presented for determination at the meeting other than those referred to herein. If any other matters properly come before the meeting calling for a vote of shareholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors, or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

Who pays the expenses incurred in connection with the solicitation of proxies?

Expenses in connection with the solicitation of proxies will be paid by us. Proxies are being solicited principally by mail, by telephone and through the Internet. We have retained Georgeson Shareholder Communications Inc. to act as a proxy solicitor for a fee estimated to be $20,000, plus reimbursement of out-of-pocket expenses. In addition, our directors, officers and regular employees may solicit proxies personally or by e-mail, telephone, fax or special letter. We may reimburse brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners of our shares.

How may I get additional copies of the Annual Report?

Our Annual Report for the fiscal year ended February 3, 2007, including financial statements, is enclosed. The Annual Report is also available online at www.target.com (click on “Investors” and “Annual Reports”). For additional printed copies, please contact our Investor Relations representative by e-mail at investorrelations@target.com, by mail at the address listed on the cover of this Proxy Statement, Attention: Investor Relations, or online at www.target.com (click on “Investors” and “Request Printed Materials”).

How may I receive materials through the Internet?

As described more specifically in the immediately preceding question, you can obtain copies of our proxy materials, Annual Report and other periodic reports and information under the “Investors” section of our web site, www.target.com. You can also register at this same location to receive e-mail alerts when we post new information on our web site (click on “E-Mail Alerts”).

How may I elect to receive shareholder materials electronically and discontinue my receipt of paper copies?

Shareholders may request electronic delivery of our proxy materials and Annual Report online at www.target.com (click on “Investors” and “Enroll for E-Delivery”). To receive other shareholder information, contact us via e-mail at investorrelations@target.com.

ITEM ONE—ELECTION OF DIRECTORS

Proxies solicited by the Board of Directors will, unless otherwise directed, be voted for the election of four nominees to serve as Class I directors for three-year terms expiring in 2010 and until their successors are elected. The four nominees are Calvin Darden, Anne M. Mulcahy, Stephen W. Sanger and Gregg W. Steinhafel. Warren R. Staley, whose term expires at this Annual Meeting, has decided to retire from the Board and is not seeking re-election. All of the nominees are currently directors.

The Board of Directors has no reason to believe that any of the nominees is not available or will not serve if elected. If for any reason a nominee becomes unavailable for election, the Nominating Committee of our Board of Directors may designate substitute nominees, in which event the shares represented by proxies returned to us will be voted for such substitute nominees, unless an instruction to the contrary is indicated on the proxy.

Our restated articles of incorporation, as amended, provide that our business and affairs will be managed by, or under the direction of, a Board of Directors consisting of not fewer than five nor more than 21 persons. Directors are divided into three classes. Directors of one class are elected each year for a term of three years. The Board of Directors currently consists of five Class I directors whose terms expire at this Annual Meeting, three Class II directors whose terms expire at the 2008 Annual Meeting, and four Class III directors whose terms expire at the 2009 Annual Meeting.

Following is information regarding the nominees and continuing directors, including information furnished by them as to their principal occupations. See page 14 for a table showing the number of shares of Target common stock beneficially owned by each director as of March 14, 2007.

Director	Principal Occupation and Other Information	Age	Director Since

Roxanne S. Austin served as Executive Vice President of Hughes Electronics Corp., a provider of digital television entertainment and technology services, and as President and Chief Operating Officer of its subsidiary, DIRECTV, Inc., until December 2003 when Hughes was acquired. She joined Hughes in 1993 and held various positions in finance. In July 1997, she was named Chief Financial Officer of Hughes. In May 2001, she was elected Executive Vice President of Hughes and in June 2001, she was named President and Chief Operating Officer of DIRECTV. She is a director of Abbott Laboratories and Teledyne Technologies.

		46	2002
Roxanne S. Austin Class II Term expires in 2008

Calvin Darden is Chairman of the Atlanta Beltline, Inc., an urban revitalization project for the City of Atlanta, a position he has held since February 2006. He previously served as Senior Vice President of U.S. Operations of United Parcel Service of America, Inc., an express carrier and package delivery company, until his retirement in February 2005. He joined UPS in 1971 and held various operational and managerial positions. In December 1997, he was elected Senior Vice President of Domestic Operations and in January 2000, he was elected Senior Vice President of U.S. Operations. He is a director of Coca-Cola Enterprises, Inc. and Cardinal Health Corp.

		57	2003
Calvin Darden Class I Nominee for term expiring in 2010
	James A. Johnson is Vice Chairman of Perseus, LLC, a merchant banking private equity firm. From December 1999 to April 2001, he served as Chairman and Chief Executive Officer of Johnson Capital Partners. In April 2001, he was elected to his current position. He is a director of The Goldman Sachs Group, Inc., KB Home, Temple-Inland Inc. and UnitedHealth Group Incorporated.	63	1996
James A. Johnson Class II Term expires in 2008
	Richard M. Kovacevich is Chairman of the Board and Chief Executive Officer of Wells Fargo & Company, a banking and financial services company. In 1995, he was elected Chairman of the Board and Chief Executive Officer of Norwest Corp., and held that position until Norwest merged with Wells Fargo in 1998, when he was elected President and Chief Executive Officer. In April 2001, he was elected to his current positions. He is also a director of Cargill, Inc. and Cisco Systems, Inc.	63	1996
Richard M. Kovacevich Class III Term expires in 2009

	Mary E. Minnick served as Executive Vice President and President of Marketing, Strategy and Innovation of The Coca-Cola Company, a manufacturer, marketer and distributor of nonalcoholic beverage concentrates and syrups, until February 2007. She was employed by The Coca-Cola Company for 22 years and held various sales, marketing, operations and management positions.	47	2005
Mary E. Minnick Class II Term expires in 2008
	Anne M. Mulcahy is Chairman of the Board and Chief Executive Officer of Xerox Corp., a document management company. She joined Xerox in 1976 and has held various management positions in marketing, human resources and operations. She served as Executive Vice President and President, General Markets Operations from 1998 until May 2000, and President and Chief Operating Officer from May 2000 through July 2001. In August 2001 she was elected Chief Executive Officer and in January 2002 she was elected Chairman of the Board. She is also a director of Citigroup Inc. and Fuji Xerox Co. Ltd.	54	1997
Anne M. Mulcahy Class I Nominee for term expiring in 2010
	Stephen W. Sanger is Chairman of the Board and Chief Executive Officer of General Mills, Inc., a consumer food products company. He joined General Mills in 1974 and held a series of positions in marketing and management across the company’s consumer food businesses. In 1995, he was elected to his current positions. He is also a director of Wells Fargo & Company.	61	1996
Stephen W. Sanger Class I Nominee for term expiring in 2010

	Gregg W. Steinhafel is President of Target. He began his career at Target as a merchandising trainee in 1979. Since that time, he has held numerous Merchandising positions including Vice President, Electronics and Stationery, Senior Vice President Merchandise Planning, Senior Vice President, Softlines and Executive Vice President, Merchandising. Mr. Steinhafel was named President in 1999. He is also a director of The Toro Co.	52	2007
Gregg W. Steinhafel Class I Nominee for term expiring in 2010
	George W. Tamke is a Partner with Clayton, Dubilier & Rice, Inc., a private investment firm. He served as Vice Chairman and Co-Chief Executive Officer of Emerson Electric Company, a manufacturer of electrical and electronic equipment, from 1999 to February 2000. He assumed his current position in March 2000. He is a director of Culligan Ltd. and The Hertz Corporation.	59	1999
George W. Tamke Class III Term expires in 2009
	Solomon D. Trujillo is Chief Executive Officer and a director of Telstra Corporation Limited, a telecommunications company, positions he has held since July 2005. From February 2003 to March 2004, he served as Chief Executive Officer of Orange S.A., a telecommunications company. In November 2000, he was elected Chairman, President and Chief Executive Officer of Graviton, Inc., a wireless communication technology company, a position he held until February 2003.	55	1994
Solomon D. Trujillo Class III Term expires in 2009

	Robert J. Ulrich is Chairman of the Board, Chief Executive Officer and Chairman of the Executive Committee of Target. He began his retailing career as a merchandising trainee in Target’s department store division in 1967 and advanced through various management positions. He became Chairman and Chief Executive Officer of Target Stores in 1987 and was elected Chairman and Chief Executive Officer of Target in 1994.	63	1993
Robert J. Ulrich Class III Term expires in 2009

GENERAL INFORMATION ABOUT THE BOARD OF DIRECTORS

Director Independence

The Board of Directors believes that a preponderance of its members should be independent directors. The Board annually reviews all relationships that directors have with Target to affirmatively determine whether the directors are independent. If a director has a material relationship with Target, that director is not independent. The listing standards of the New York Stock Exchange (NYSE) set forth certain relationships which, if present, preclude a finding of independence. To assist the Board in making its independence determination, the Board has determined that the following relationships will be considered categorically immaterial and will not, by themselves, impair a director’s independence:

•  If the director or any of the director’s immediate family members is an executive officer of another company that does business with Target and the annual payments by Target to, or the receipt of payments by Target from, such other company is less than the greater of (i) $1,000,000 or (ii) two percent of the annual consolidated gross revenues of such other company.

•  If the director or any of the director’s immediate family members is an executive officer of another company from which Target has obtained loans, if the relationship was entered into in the ordinary course of business and on terms substantially consistent with prevailing market conditions.

•  If the director or any of the director’s immediate family members is an executive officer of a foundation, university or other not-for-profit organization that receives from Target or its foundation contributions less than the greater of (i) $1,000,000 or (ii) two percent of the not-for-profit organization’s aggregate annual charitable receipts during its fiscal year. For this purpose, any automatic matching of employee charitable contributions by Target or its foundation is not included in determining Target’s contributions.

•  If the relationship arises solely because the director or any of the director’s immediate family members is a director, the owner of a less than 10% equity interest, or both, of another entity that has a business relationship with Target.

In light of the preceding standards, the Board has affirmatively determined that the following directors, who include all of the non-management directors and a substantial majority of the Board, met the requirements for independence: Directors Austin, Darden, Johnson, Kovacevich, Minnick, Mulcahy, Staley, Sanger, Tamke and Trujillo.

In making its independence determination the Board specifically considered the following relationships and concluded that they are categorically immaterial (under the standards listed above):

•        Ordinary course purchases from companies of which a director is, or during fiscal 2006 was, an executive officer:

•       The Coca-Cola Company (Ms. Minnick)

•       General Mills (Mr. Sanger)

•       Cargill (Mr. Staley)

•       Xerox (Ms. Mulcahy)

•        Banking relationships:

•       Wells Fargo & Company (Mr. Kovacevich)

Corporate Governance Documents Available on Our Website

Copies of our key corporate governance documents are available on our website (www.target.com; click on “Investors” and “Corporate Governance”). These documents include our Corporate Governance Guidelines, Position Descriptions, or charters, for each of the Board’s committees, our Business Conduct Guide and our Corporate Responsibility Report. Any shareholder who wishes to obtain hard copies of these documents may do so by submitting a request to our Investor Relations department by email at investorrelations@target.com or by writing to Investor Relations, Target Corporation, 1000 Nicollet Mall, TPN-1448, Minneapolis, MN 55403.

Board Meetings and Committees

The Board of Directors met five times during fiscal 2006. All directors attended at least 75% of the aggregate total of meetings of the Board and Board Committees on which the director served during the last fiscal year. At the end of each Board meeting, the non-management directors were given an opportunity to meet without the Chairman of the Board present. We do not have a policy regarding Board member attendance at the Annual Meeting of Shareholders. No director except Mr. Ulrich attended last year’s Annual Meeting of Shareholders.

Executive Committee

The Executive Committee of the Board of Directors consists of the Chairman of the Board of Target and all of the non-management directors. During the last fiscal year the Executive Committee met one time. The independent members of the Executive Committee review and act on the Compensation Committee’s recommendations on performance and compensation of all senior corporate officers and certain other Target senior executives. As part of their responsibilities, the independent members of the Executive Committee conduct the annual evaluation of our Chief Executive Officer. The Executive Committee also reviews Target’s managerial capabilities and requirements.

Mr. Johnson is the Vice Chairman of the Executive Committee. As Vice Chairman, Mr. Johnson:

•       presides at all meetings of the Board of Directors at which the Chairman of the Board is not present, including executive sessions of non-management directors;

•       serves as liaison between the Chairman of the Board and the non-management directors;

•       writes the annual performance reviews of the Chief Executive Officer and Chairman of the Board, with input from the other independent members;

•       has an opportunity to review information and agendas sent to the Board and to assure that there is sufficient time for discussion of all agenda items; and

•       has the authority to convene meetings of non-management directors at every meeting.

Nominating Committee

The Nominating Committee of the Board of Directors consists solely of independent directors. The members of the Nominating Committee are Directors Sanger (Chair), Darden, Kovacevich and Tamke. The Nominating Committee took written action once in lieu of meeting during the last fiscal year. In addition, members of the Nominating Committee communicated periodically to discuss issues related to Board and Committee nominations. The Nominating Committee identifies individuals qualified to become Board members. The Nominating Committee then considers the qualifications of and recommends each candidate and incumbent for election as a director and nominates candidates to fill Board vacancies.

The Nominating Committee will consider a recommendation by a shareholder of a candidate for election as a Target director. Any shareholder who wishes the Nominating Committee to consider a candidate should submit a written request and related information to our Corporate Secretary on behalf of the Nominating Committee no later than December 31 of the calendar year preceding the next Annual Meeting of Shareholders (currently held in May).

Our Corporate Governance Guidelines set forth the optimal size, balance and rotation of the membership of the Board. These criteria require that a preponderance of the Board should consist of independent directors. Any management representation should be top corporate management and have potential to be Chief Executive Officer. Board members should have broad perspective, experience, knowledge and independence of judgment. Members should represent a predominance of business backgrounds that can bring a different set of experiences and perspectives to the Board. Regional balance is recognized as highly desirable, and a high degree of interest and involvement are prime requisites for membership. Non-management directors have 20-year term limits. Directors must retire at age 68 and must submit a resignation for consideration by the Board upon any substantial change in principal employment.

When evaluating prospective director candidates, the Nominating Committee conducts individual evaluations against the criteria stated in the Corporate Governance Guidelines. All director candidates, regardless of the source of their nomination, are evaluated using the same criteria. The Nominating Committee has retained two third party search firms to assist in identifying potential director candidates.

Compensation Committee

The Compensation Committee of the Board of Directors consists solely of independent directors. The members of the Compensation Committee are Directors Johnson (Chair), Darden, Sanger, Staley (who will retire when his term expires at the 2007 Annual Meeting) and Trujillo. The Compensation Committee held four meetings during the last fiscal year.

The Compensation Committee has responsibility for reviewing all aspects of executive officer and director compensation and making recommendations to the independent members of the Executive Committee, which has final approval authority. This responsibility includes reviewing our compensation philosophy, plan design, choice of performance measures for incentive compensation, and specific compensation levels and equity awards for each individual executive officer. Agendas for Compensation Committee meetings are developed jointly by the chair of the Committee and members of our senior management team, with input from the Committee’s independent consultant, Semler Brossy Consulting Group, LLC.

The Compensation Committee may not delegate its primary responsibility of overseeing executive officer and director compensation, but may, and has, delegated to management the administrative aspects of our compensation plans which do not involve the setting of compensation levels for executive officers. Additional information on the role of management and compensation consultants in our compensation process is contained in the Compensation Discussion and Analysis beginning on page 16.

Audit Committee

The Audit Committee of the Board of Directors consists solely of independent directors. The members of the Audit Committee are Directors Austin (Chair), Kovacevich, Mulcahy and Tamke. The Audit Committee held six meetings during the last fiscal year. The Audit Committee assists the Board with the oversight of the integrity of Target’s financial statements and internal controls, compliance with legal and regulatory requirements, the review and approval of transactions with related persons, the independent auditor’s qualifications and independence and the performance of our internal audit function. The Board of Directors, in its business judgment, has determined that all members of the Committee are “independent” and qualify as “audit committee financial experts” for purposes of applicable NYSE and SEC rules. The duties and activities of the Audit Committee are further described in the Report of the Audit Committee on pages 47-48.

Finance Committee

The Finance Committee of the Board of Directors consists solely of independent directors. The members of the Finance Committee are Directors Mulcahy (Chair), Austin, Minnick and Tamke. The Finance Committee held two meetings during the last fiscal year. The Finance Committee reviews our financial policies, our dividend policy, our performance objectives, our financing requirements, our compliance with indenture covenants and the investment policies of our employee benefit plans.

Corporate Responsibility Committee

The Corporate Responsibility Committee of the Board of Directors consists solely of independent directors. The members of the Corporate Responsibility Committee are Directors Trujillo (Chair), Darden, Johnson, Minnick and Staley (who will retire when his term expires at the 2007 Annual Meeting). The Corporate Responsibility Committee held one meeting during the last fiscal year. The Corporate Responsibility Committee reviews and evaluates our public affairs and community relations programs, including the community giving programs of the Target Foundation.

Corporate Governance Committee

The Corporate Governance Committee of the Board of Directors consists of our non-management directors, all of whom are independent. Mr. Johnson is Chairman of the Corporate Governance Committee. The Corporate Governance Committee held one meeting during the last fiscal year. The Corporate Governance Committee oversees our corporate governance practices.

Communications with Directors

Shareholders and other interested parties seeking to communicate with any individual director or group of directors may send correspondence to Target Board of Directors, c/o General Counsel and Corporate Secretary, 1000 Nicollet Mall, TPS-3255, Minneapolis, Minnesota 55403 or may send an e-mail to boardofdirectors@target.com. Communications directed to Board members will be sent to the General

Counsel and Corporate Secretary, who has been instructed by the Board to forward all communications except those that are clearly unrelated to Board or shareholder matters.

CERTAIN RELATIONSHIPS

Robert J. Ulrich is the founder, President and a director of the Musical Instrument Museum (Museum), a not-for-profit 501(c)(3) organization. Michael R. Francis, an executive officer of Target, is a Vice President and a director of the Museum. The Museum is in the start-up stage and has not yet opened. In fiscal 2006, we supported the Museum in a manner consistent with our support of other arts and charitable organizations, except that our support of the Museum was limited to in-kind (non-cash) contributions. The in-kind support consisted of services that were primarily volunteered by our team members outside normal business hours. Team member support of the Museum typically represented less than one or two percent of that person’s working time in fiscal 2006, except for a part-time team member whose primary role is assisting our charitable partners. She devoted a substantial portion of her working time in fiscal 2006 to supporting the Museum’s activities. In addition, one of our subsidiaries has agreed to provide sourcing services to the Museum in exchange for a fee based on the value of the sourced items. The amount of the fee is consistent with what our subsidiary charges unrelated third parties for similar services.

Curtis J. Ulrich and Jacqueline D. Byers are employees of Target and are children of Mr. Ulrich. The compensation and benefits received by each of them were established in accordance with our compensation policies applicable to employees holding comparable positions.

Policy on Transactions with Related Persons

The Board of Directors has adopted a written policy which requires that any transaction involving Target in which one of our directors, nominees for director, executive officers, or greater than five percent shareholders, or their immediate family members, have a material interest be approved or ratified by the Board or a designated committee of the Board if the amount involved exceeds $120,000. The Audit Committee has general responsibility for reviewing these transactions; however, the Compensation Committee will conduct this review if the matter involves employment of an immediate family member. The full Board reviews ordinary course of business transactions in which directors have an interest as part of the Board’s annual director independence review. In determining whether to approve or ratify any such transaction, the Audit Committee must consider, in addition to other factors it deems appropriate, whether the transaction is on terms no less favorable to Target than those involving unrelated parties.

All transactions disclosed above were reviewed and approved or ratified in accordance with this policy.

BENEFICIAL OWNERSHIP OF CERTAIN SHAREHOLDERS

Share Ownership of Directors and Officers

Set forth below is information regarding the shares of Target common stock (our only outstanding class of equity securities) owned beneficially on March 14, 2007 by all directors and nominees, each of the executive officers named in the Summary Compensation Table on page 26, and all Target directors and executive officers as a group. The column captioned “Total Shares Beneficially Owned’’ is the sum of issued shares and shares potentially issuable within 60 days. The column captioned “Common Stock Equivalents” is provided to present a more complete view of each person’s economic ownership of Target common stock.

Name of Individual or Number of Persons in Group	Issued Shares Beneficially Owned		Shares Potentially Issuable within 60 Days(1)	Total Shares Beneficially Owned(2)	Common Stock Equivalents(3)
Roxanne S. Austin	2,388		35,486	37,874	1,350
Calvin Darden	2,901		22,267	25,168	2,011
James A. Johnson	17,116		78,988	96,104	2,323
Richard M. Kovacevich	81,000		65,921	146,921	1,350
Mary E. Minnick	886		707	1,593	6,046
Anne M. Mulcahy	7,114		11,809	18,923	8,052
Stephen W. Sanger	22,970		78,288	101,258	11,679
Warren R. Staley	3,057		45,294	48,351	3,655
George W. Tamke	10,334		65,921	76,255	1,350
Solomon D. Trujillo	31,961		76,307	108,268	1,350
Robert J. Ulrich	783,487	(4)(5)	4,404,735	5,188,222	1,223,104
Douglas A. Scovanner	86,598	(4)(5)(6)	559,700	646,298	98,474
Gregg W. Steinhafel	150,596	(4)(5)	826,646	977,242	64,111
Michael R. Francis	18,775	(5)	255,325	274,100	52,324
John D. Griffith	3,978	(5)	262,190	266,168	39,540
All directors and executive officers as a group (20 persons)	1,261,509	(5)	7,037,236	8,298,745	1,557,458

(1)          Includes shares of common stock that the named individuals may acquire on or before May 13, 2007 pursuant to exercisable stock options and the conversion of restricted stock units.

(2)          All directors and executive officers as a group own less than 1% of Target’s outstanding common stock. The persons listed have sole voting and investment power with respect to the shares listed except that Mr. Sanger has shared voting and investment power over 17,168 shares.

(3)          These amounts represent: (i) the share equivalents of Target common stock held under Target’s deferred compensation plans as of March 14, 2007, which are payable in cash; and (ii) restricted stock units that are scheduled to convert into shares of our common stock more than 60 days after March 14, 2007.

(4)          Includes restricted stock awards that remain subject to forfeiture if the executive’s employment terminates prior to age 55 or if the executive does not comply with advance notice of resignation requirements. These share totals are as follows: Mr. Ulrich—348,657; Mr. Steinhafel—106,016; and Mr. Scovanner—53,724.

(5)          Includes shares of common stock owned by executive officers in the Target 401(k) Plan as of March 14, 2007.

(6)          Includes 3,000 shares of common stock held in a trust of which Mr. Scovanner is the sole trustee. Mr. Scovanner disclaims beneficial ownership of such shares.

Largest Owners of Target’s Shares

The table below sets forth certain information as to each person or entity known to us to be the beneficial owner of more than five percent of any class of our voting securities:

Name and Address of Beneficial Owner	Number of Common Shares Beneficially Owned		Percent of Class
Capital Research and Management Company	142,619,100	(1)	16.6%
333 South Hope Street Los Angeles, California 90071
State Street Bank and Trust Company	71,506,763	(2)	8.3%
225 Franklin Street Boston, Massachusetts 02110

(1)          Capital Research and Management Company (“Capital Research”) reported its beneficial ownership on a Schedule 13G/A filed with the SEC on February 12, 2007. The filing indicates that as of December 29, 2006, Capital Research had sole voting power for 39,007,100 shares, shared voting power for 0 shares, sole dispositive power for 142,619,100 shares and shared dispositive power for 0 shares.

(2)          State Street Bank and Trust Company (“State Street”), trustee under Target’s 401(k) Plan, reported its beneficial ownership on a Schedule 13G filed with the SEC on February 12, 2007. The filing indicates that as of December 31, 2006, State Street had sole voting power for 22,524,731 shares, shared voting power for 48,982,032 shares, sole dispositive power for 0 shares and shared dispositive power for 71,506,763 shares.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Throughout our history, our compensation programs have been structured to align the long-term interests of our executives and our shareholders. Over the past 20 years, Target has delivered a compound annual growth rate in earnings per share (EPS) in excess of 14 percent. As a result, an investment of $10,000 in our stock in 1987 would have a market value of approximately $200,000 today, including reinvested dividends. We continue to design our compensation programs to attract, retain, and motivate a premier management team to sustain our distinctive brand and competitive advantage in the marketplace, and to provide a framework that encourages continued outstanding financial results over the long term.

In broad terms, our compensation programs for executive officers reflect the competitive environment in which we operate and incorporate specific performance-based criteria. More specifically, we:

•       Embrace a pay-for-performance approach, in which variable compensation represents a large proportion of potential total compensation;

•       Establish our target payout levels to provide an opportunity for compensation payments above the median levels in the marketplace when performance targets are met;

•       Incorporate a balance of cash and equity compensation elements with varying time horizons and financial measures to motivate and reward sustained outstanding performance that is aligned with shareholder interests; and

•       Provide a competitive package of long-term, time-vested equity compensation, retirement and benefit plans to facilitate retention.

The elements that comprise our total compensation package include:

•       Base compensation that is aligned with the size and scope of the position, and recognizes an individual’s particular expertise, experience and performance;

•       A short-term incentive plan that incorporates annual earnings before interest and taxes (EBIT) and economic value added (EVA) financial performance objectives and personal performance objectives;

•       A long-term incentive plan comprised of stock options, performance share units which incorporate revenue and EPS performance objectives over a three-year period, and restricted stock units that are granted periodically;

•       A retirement program, including a pension plan, a 401(k) plan and a deferred compensation plan, that provides retention benefits through additional opportunities to realize future value; and

•       Limited perquisites that are typically provided to promote efficiency in conducting company business and assist the health and safety of our executive officers.

Roles of Compensation Committee, Management and Consultants

A primary function of the Compensation Committee is to recommend the composition and value of our executive officer pay packages, subject to final approval by the independent directors of the full Board. Our Compensation Committee engages an independent consultant, Semler Brossy Consulting Group, LLC, to assist in the review and planning of executive compensation. Semler Brossy reports directly to the Compensation Committee and works collaboratively as directed by the Committee with management and the Chairman of the Compensation Committee. Semler Brossy has not performed, and does not currently have, any consulting engagements with management or the company. Semler Brossy’s responsibilities include providing market data and prescribing a range of possible executive compensation recommendations, primarily for the CEO and other executive officers, with a strong focus on performance-based compensation. In addition, they provide advice on executive compensation best practices and the latest retail and general industry trends. Semler Brossy also reviews and advises the Committee on management recommendations as described in the following paragraph. The Committee retains its authority over all decisions.

In addition to the advice of Semler Brossy, the Committee uses comprehensive data prepared by a separate compensation consulting firm, Hewitt Associates, LLC, covering a representative group of retail and general industry companies throughout the United States. Based on the data provided by Hewitt, management formulates and presents the Compensation Committee with recommendations for the compensation of executive officers (other than the CEO) and other compensation plan features pursuant to guidance from the Committee.

Compensation Positioning

Competitive Benchmarking

Specific compensation levels for each executive officer are evaluated relative to benchmark companies on an annual basis. The market comparisons are determined by use of compensation data obtained from publicly available proxy statements and survey data that is adjusted for the size of the benchmark companies assembled by Hewitt Associates, LLC. The companies currently included in the market comparisons are:

Retail		General Industry
Best Buy	Limited	3M	Medtronic
Circuit City	Lowe’s	Abbott Labs	MetLife
Costco	Office Depot	Altria Group	Motorola
CVS	Sears	Anheuser-Busch	PepsiCo
Federated	Staples	Coca-Cola	Pfizer
Gap	Supervalu	Deere	Procter & Gamble
Home Depot	Sysco	Dow Chemical	Sara Lee
J.C. Penney	TJX	FedEx	Time Warner
Kohl’s	Walgreens	General Mills	Walt Disney
Kroger	Wal-Mart	Johnson Controls	Wells Fargo
		Johnson & Johnson	Whirlpool

The selected retail companies provide a cross-section of general merchandise, department store, food and specialty retailers that are large and meaningful competitors in their sectors. General industry companies are included in our survey group because they provide an appropriate benchmark for our positions which are not retail-specific and represent companies with whom we compete for talent. Like the selected retailers, the general industry companies are large and among the leaders in their industries. The composition of the survey group is reviewed annually and any changes made are reviewed with Semler Brossy and our Compensation Committee.

Benchmarking Elements and Amounts

For each executive officer position, we utilize the competitive market data from our benchmark companies to establish a targeted level of “total direct compensation,” which is the sum of:

•       Base salary;

•       Short-term (annual) cash incentive compensation; and

•       Long-term equity compensation.

Because we believe that executive compensation should be highly correlated with Target’s financial performance and the creation of shareholder value, we place more weight on variable elements, particularly the long-term equity-based awards, in establishing total direct compensation levels for each executive officer. In this way, a substantial majority of each executive officer’s compensation is aligned with stock price and company financial performance.

Generally the Committee targets each executive officer’s total direct compensation opportunity, assuming that specific performance targets are met, at the 75th percentile level of market survey comparisons for comparable executive officer positions in our benchmark group. Our rationale for this positioning is our:

•       Use of financial targets focused on sustaining a high level of performance to determine “target” levels for compensation pay-outs;

•       High level of variable “at risk” compensation, in particular long-term equity compensation, in relation to total direct compensation; and

•       Intention to deliver a total compensation opportunity capable of retaining a premier management team.

Each executive officer’s total direct compensation is allocated among the various elements of total direct compensation with heavier weighting on our long-term, equity-based elements. Our method of allocating is as follows:

•       Base Salary—consistent with all exempt positions at Target, executive officers have a defined base salary grade with a midpoint targeted slightly above the median of the market. This market positioning is based on our belief that the scope of our positions is above the median of comparable positions at our peer companies. Target’s revenue is at approximately the 85th percentile of our retail peer companies. The actual base salary paid to each executive officer falls within the range of their base salary grade based on the individual’s expertise, experience and performance.

•       Short-Term (Annual) Cash Incentive Compensation (bonus and non-equity incentive plan payments)—targeted at a level that will produce total annual cash compensation (base salary, bonus and non-equity incentive plan payouts) slightly above the median of the market at target payout levels.

•       Long-Term Equity Compensation (stock option and performance share units)—generally targeted to align total direct compensation with the 75th percentile of the market, assuming our stock price increases and the performance targets for performance share units are met. The face value amounts for stock options and performance share units are typically determined at our January Compensation Committee meeting. The grant date for stock options is on the same date as the January Compensation Committee meeting. Historically we have also granted performance share units in January; however, beginning with the 2007 calendar year, we moved the grant date for performance share units to the date of our March Compensation Committee meeting, in order to set the performance criteria in concert with our annual goal setting process.

If our results exceed the financial performance targets and our stock price increases, our executive officers may receive total direct compensation well within the top quartile of the market comparisons due to the heavy weighting of variable compensation. Conversely, if we do not meet our financial performance targets and our stock price decreases, the total direct compensation of our executive officers could fall well below the median of the market.

The Compensation Committee takes into account individual performance and circumstances in determining where total direct compensation should be positioned in relation to the market.

Our compensation positioning in 2006 was also influenced by CEO succession planning efforts prompted by our age 65 retirement policy for executive officers. Unless this mandatory policy is waived by the Board, Mr. Ulrich will retire in 2008. As part of our CEO succession planning, the Board directed the Compensation Committee to provide a special long-term equity compensation award to Mr. Steinhafel in June 2006 (see page 24 for additional details). The Compensation Committee also approved additional long-term equity awards in the form of restricted stock units with three-year cliff vesting for executive officers (other than the CEO) at the January Compensation Committee meeting to facilitate retention during this transitional period. Restricted stock units are not expected to be a regular element of our long-term incentive program, but may be used from time to time if the Committee believes they are the most appropriate vehicle. The amounts awarded were intended to facilitate the potential for top quartile market positioning over the next three years, after which time the restricted stock units cliff vest.

Key Performance Measures and Performance Targets

To provide a balanced assessment of our performance over time and ensure that our compensation program performance metrics support our financial and strategic objectives, our incentive programs use a combination of revenue, profit and investment metrics with annual and three-year time horizons. For each performance measure, we set a target level of performance that is approved in advance by our Compensation Committee and independent directors. Actual performance against these target levels determines the amount, if any, of payments to executives under our variable compensation plans.

The specific objectives of our variable compensation elements are to:

•       Focus attention on key performance measures;

•       Directly align the interests of our executive officers with those of our shareholders by linking a portion of long-term compensation to stock price performance; and

•       Allow actual compensation to vary based on individual, subjective performance assessments.

The following section describes the performance measures we use, the financial or strategic objective they are intended to reinforce, and the variable compensation element(s) with which they are aligned.

Variable Short-Term Cash-Based Compensation Measures (Bonus and Non-Equity Incentive Plan)

•       EBIT Growth—One of two financial performance measures for payments under our annual non-equity incentive plan. This measurement is designed to reinforce our focus on the annual growth in our profitability before interest and taxes. Because the majority of our receivables portfolio is based on a variable interest rate credit card, changes in interest rates affect the level of finance charge revenues which in turn affects generally accepted accounting principles (GAAP) reported EBIT. Accordingly, we adjust EBIT to generally neutralize the impact of interest rate fluctuations (either up or down) on our incentive plan calculations.

•       Investment Discipline—To ensure that we are investing our capital wisely, EVA is the second financial performance measure for payments under our annual non-equity incentive plan. EVA is a measure of annual earnings after an estimated after-tax cost of capital charge and it is used to evaluate the degree to which capital is being efficiently invested. A positive EVA performance indicates we are generating returns on invested capital at rates higher than the cost of capital. Among other things, our use of EVA helps us temper the objective of increasing revenues through new store construction with a measure of how profitably we are investing in new stores. In calculating EVA, we estimate our annualized after-tax blended cost of debt and equity capital to be nine percent for capital used to fund our core retail operations and approximately five percent for capital used to fund our credit card operations. For store-based assets, our calculation of EVA is measured against a prototype store return profile over time, which has been derived from our historical pattern of results as a function of store age.

•       Personal Performance—All executive officers are eligible to earn a bonus based on their personal performance. For all executive officers other than the CEO (see page 24 for further discussion regarding the CEO discretionary bonus), bonus payments correspond to a predetermined percentage of the base salary grade midpoint tied to a payout matrix for each personal performance review score. The review scores are approved by the Compensation Committee and are based on subjective management criteria, including the executive officer’s ability to develop a high performance team and the demonstration of a strong commitment to high ethical standards. We include this subjective element within our mix of variable compensation elements to recognize the critical factors upon which we believe performance should be judged, but which are not quantifiable or linked to our financial statements.

Variable Long-Term Equity-Based Compensation Measures (Option Awards and Stock Awards)

•       Stock Price Growth—We believe that consistent execution of our strategy over multi-year periods will lead to an increase in our stock price. Stock options are one way in which we provide our executive officers with a stake in this potential reward of their efforts. The stock option award values reported in the Summary Compensation Table use the same option pricing model assumptions as are utilized for financial reporting purposes, except the assumptions used to estimate potential forfeitures for service-based vesting are disregarded. These values are unlikely to reflect the actual compensation realized from the options because the amount realized is entirely dependent on increases in our stock price after the option grant dates and on each executive officer’s decision of when to exercise. We also offer performance share units and restricted stock units to our executive officers, the value of which are also dependent on our stock price over time.

•       Revenue Growth—We base one-half of our performance share unit awards on generating sustained revenue growth over a three-year performance measurement period. Our principal sources of this growth are contributions from new store expansion and increases in comparable store sales. Our objective is to consistently grow revenue at a sufficient pace to facilitate continued market share gains and drive sustainable earnings growth.

•       EPS Growth—We base the other half of our performance share unit awards on three-year EPS growth. We believe our focus on achieving sufficiently high growth in EPS over a sustained period will generate substantial value for our shareholders over the long term.

2006 Performance Target Levels for Variable Plans and Actual Results

Our variable compensation performance targets are designed to achieve low double-digit average annual percentage increases in revenue and low-to-mid teen percentage increases in EPS. Our growth strategy takes into consideration the financial risks of growing too quickly and potential lost opportunities by growing too slowly, and aims to achieve a balance between these factors.

•       Stock Awards—As mentioned, in calendar year 2007 we moved the grant date for performance share units from January to March. Accordingly, the compensation tables which follow show that no performance share units were awarded in fiscal 2006 (other than the June 2006 grant to Mr. Steinhafel). For the performance share units granted in March 2007, executive officers will earn the “target” payout of these awards only if we achieve compound annual growth rates over a three-year period for revenue and EPS of 10% and 14%, respectively. Fiscal 2006 results provide the baseline for the March 2007 awards, and actual performance will be measured following fiscal 2009.

The performance share units are designed to have a range of potential payouts based on our actual performance relative to these financial targets. The value of any earned shares is also dependent on our future stock price. The target number of performance share units granted to each of the named executive officers was as follows:

Name	No. of Units
Robert J. Ulrich	149,706
Douglas A. Scovanner	33,642
Gregg W. Steinhafel	46,258
Michael R. Francis	26,914
John D. Griffith	21,868

The payout of the fiscal year 2002 performance share unit award, which is reflected in the Option Exercises and Stock Vested in 2006 table, was based on the achievement of a four-year compound annual growth rate of 11.8% for revenue (using 52 weeks of revenue in fiscal year 2006) and 15.9% for EPS. These results exceeded the four-year performance target levels for both revenue and EPS.

•       Non-Equity Incentive Plan—The target payout was based on achieving actual EBIT and EVA performance in line with pre-approved annual target levels of 13.7% year-over-year EBIT growth and $1.18 billion of EVA. One-half of each executive officer’s potential Non-Equity Incentive Plan payout was determined by performance related to each measure. In 2006, our actual annual EBIT growth was more than 17%, and the calculated EVA for the year was $1.3 billion. This EBIT performance reflects stronger than expected contribution from our credit card operations combined with contribution from our core retail operations generally in line with our expectations. Our EVA results for the year demonstrate that we productively employed our invested capital and created value from this investment in excess of our assumed cost of capital. Because our performance in 2006 exceeded our targets, the executive officers received actual payments above the target level of payout.

Policies on Stock Ownership and Equity Grant Timing

Stock Ownership Requirements

To ensure that the interests of our executive officers are aligned with long-term shareholder interests, we adopted stock ownership guidelines in 2004 that require our executive officers to hold a specific multiple of their base salary in Target common stock. Executive officers have five years to comply with these guidelines, either from the adoption date (if they were an executive officer at that time) or from the first day of the fiscal year after they became an executive officer. If compliance is not achieved by the deadline, the executive officer must hold any shares acquired on the exercise of stock options (net of the exercise price and applicable taxes) or the vesting of performance share units or restricted stock units (net of applicable taxes) until compliance is achieved.

The following shares are considered in determining compliance with these guidelines:

•       Performance share units that have been earned but not yet issued due to a deferral election;

•       Restricted stock and restricted stock units, whether vested or unvested;

•       Shares and share equivalents held in our 401(k) plan and the executive deferred compensation plan; and

•       Shares owned directly in the executive officer’s name.

Our guidelines and the compliance status of the executive officers named in this Proxy Statement as of March 14, 2007 is shown in the table below. All of our named executive officers met or exceeded their guideline.

Name	Guideline Amount	Current Amount
(Multiple of 2006 Base Salary)
Robert J. Ulrich	5X	74.6X
Douglas A. Scovanner	3X	12.7X
Gregg W. Steinhafel	3X	11.3X
Michael R. Francis	3X	6.7X
John D. Griffith	3X	4.7X

Grant Timing Policy

To ensure that our equity compensation awards are granted appropriately, we have the following practices regarding the timing of equity compensation grants and for stock option exercise price determinations:

•       Stock options and restricted stock units are granted on the date of our regularly scheduled January Compensation Committee meeting. Performance share units are granted on the date of our regularly scheduled March Compensation Committee meeting. Compensation Committee meetings are typically scheduled more than one year in advance.

•       We set the exercise price of stock options at the volume-weighted average trading price of our stock on the grant date. We believe that the volume-weighted average price is a better measure of the fair value of our shares than the closing price on the grant date, as it eliminates the effect of any variations in stock price that may occur in the final minutes of trading if the closing price were used.

•       We have no practice or policy of coordinating or timing the release of company information around our grant dates. Our information releases are handled in a process that is completely separate from our equity grants.

•       On occasion we will make equity compensation grants outside of our annual grant cycle for new hires, promotions and recognition or retention purposes. For grants to executive officers, all such grants are approved by the Compensation Committee with an effective date of grant on or after the date of such approval. If the grant date is after the date of approval, it is on a date that is specified by the Committee at the time of approval.

Retention Elements

Long-Term Incentive Compensation

We have designed certain aspects of our long-term variable equity compensation program to encourage executives to continue their employment with us. Specifically, we use a:

•       four-year installment vesting schedule for stock options;

•       three-year performance period for performance share units;

•       three-year cliff vesting for restricted stock units; and

•       a long-term incentive extension provision that provides a minimum of two additional years to exercise stock options (with continued vesting) following termination. This feature requires at least 15 years of service.

Our other, non-variable compensation programs also contain elements to encourage our executives to remain at Target. These programs are our:

•       Pension plans;

•       Deferred compensation and 401(k) plans; and

•       Perquisites.

Pension Plan

We provide pension benefits to all eligible employees. A detailed description of our pension benefits is set forth in the notes to the compensation tables which follow. Importantly, our pension benefits are determined solely with reference to base salary, personal performance bonuses and non-equity incentive plan payments. Any value realized from equity compensation awards does not influence pension benefits.

Although the pension benefit formula is the same for all employees, for more highly compensated employees we provide this benefit through a combination of a tax-qualified pension plan and related supplemental plans. This is because the tax regulations limit the amount of compensation that can be used to determine benefits provided by a tax-qualified plan. The related supplemental plans are designed to provide the same benefit an employee would have received under the tax-qualified plan if these limitations did not apply. Participation in the supplemental plans is determined solely on the basis of whether an employee’s compensation exceeds the limitations applicable to tax-qualified plans, and is not limited to an employee’s status as an executive officer.

For all officers, we transfer the value of the supplemental pension benefit to their deferred compensation account to allow them to direct the investment of the value of their pension benefit, give them more flexibility regarding the timing of receipt of their benefits, and provide them with more visibility into the value of their pension benefit. We believe this feature assists our retention objective.

Deferred Compensation

We currently offer a non-qualified deferred compensation plan, called the SMG Executive Deferred Compensation Plan (EDCP), which is generally available to all employees at the management level. This plan is designed to allow for retirement savings above the limits imposed by the IRS for 401(k) plans on a tax-deferred basis. Amounts deferred into EDCP can be indexed to the same investment alternatives, including Target common stock, that are available to all eligible employees under our 401(k) plan.

For a small number of executive officers, we provide “above-market” earnings which represent an interest credit under an older, frozen deferred compensation plan, referred to as the Deferred Compensation Plan Senior Management Group (DCP-SMG). Deferrals into this plan were discontinued in 1996 and no new participants were allowed into the plan after that year. Since then, we have continued to pay an above-market interest credit on plan balances in accordance with the plan’s terms. We expect to continue these payments until the plan balances are paid out.

Balances in the deferred compensation plans reflect the savings, earnings and supplemental pension benefits that have accumulated over time. The amounts directly correlate to the long tenure of our executives, individual investment choices and individual decisions regarding the level of savings over time.

Perquisites

We provide certain perquisites to our executive officers, principally to allow them to devote more time to company business and to promote their health and safety. The personal use of our aircraft and commuting services provided to our CEO are provided for security reasons. Other perquisites are described on page 27 of this proxy statement.

Employment Contracts

None of our executive officers, including our CEO, have employment contracts for a guaranteed term of employment.

Income Continuance

In lieu of employment contracts, we have an Income Continuance Policy (ICP) which is provided to executives who are involuntarily terminated without cause because we believe it is appropriate to provide continued income to assist in their occupational transition. The maximum payment under this policy is two times the sum of base salary plus the average of the last three years of bonus and non-equity incentive plan payments (paid during regular pay cycles over a one- to two-year timeframe).

Executive-Specific Variations in Targeted Compensation Levels

The targeting of compensation levels within the market, as well as the design of our compensation elements, is generally the same for all executive officers, except as follows:

Mr. Ulrich

Mr. Ulrich became our CEO on April 13, 1994. During his tenure he has had a powerful impact on our strategic direction, financial performance and the strength of our reputation. An investment of $10,000 in our stock at the beginning of his tenure as CEO would have a market value of approximately $110,000 today, including reinvested dividends.

Because of our extraordinary sustained performance during his tenure as CEO, the Compensation Committee has deemed it appropriate in recent years to position Mr. Ulrich’s compensation near the top of the market as compared to our benchmark companies. The Committee has used discretion in interpreting and considering the relevant market data when making pay decisions for Mr. Ulrich based on his achievements.

As a result of his long tenure with the organization, his choice to defer the majority of his compensation regularly, and our financial success under his stewardship, Mr. Ulrich has significant deferred compensation balances. In addition to these factors, Mr. Ulrich received much of his compensation in the mid 1980s and into the 1990s through a deferred compensation program, the DCP-SMG, that was designed to retain premier talent and to reward longevity with the company. As mentioned earlier, this plan was frozen in 1996. Mr. Ulrich also chooses to hold his stock options well into their ten-year term. In August 2006, he exercised stock options that were approaching expiration and that had appreciated in value more than five times from their value at their 1997 grant date.

Unlike our other executive officers, Mr. Ulrich’s personal performance bonus is 100% discretionary. In applying its discretion, the Compensation Committee considers multiple factors to evaluate Mr. Ulrich’s performance as CEO including financial performance, long range strategy, allocation of capital and the development of people. In his role as Chairman of the Board, Mr. Ulrich is evaluated on his communication with the Board and its committees, his effectiveness in chairing Board and shareholder meetings and his attention to corporate governance issues. The Committee determined Mr. Ulrich’s personal performance bonus in 2006 to be $3.0 million.

Mr. Steinhafel

In June 2006 Mr. Steinhafel received a supplemental award of stock options and performance share units that was in addition to his award in January 2007. This award was granted to recognize Mr. Steinhafel’s contribution to the company’s outstanding performance and to facilitate his retention during the Board’s succession planning process. The stock options cliff vest after four years and the performance share units will pay out at target if we achieve a compound annual growth rate for revenues of

11% and a compound annual growth rate for EPS of 15% for the period ending January 31, 2009. The size of the award was determined by reference to market compensation data and the terms of the award were designed to support his retention. This award supports the intentional positioning of Mr. Steinhafel’s compensation near the top of the market.

Tax Considerations—Code Section 162(m)

Our compensation programs are designed to allow us to comply with the tax deductibility limitations of Section 162(m) of the Internal Revenue Code in the following ways:

•       Under a shareholder-approved plan, most of our long-term equity awards, (stock options and performance share units) qualify as deductible performance-based compensation under Section 162(m).

•       Our Non-Equity Incentive Plan payments are paid under a shareholder-approved plan and are intended to qualify as deductible performance-based compensation. Payments classified as bonus payments in the Summary Compensation table do not qualify as deductible performance-based compensation.

•       For any compensation that is not deductible under Section 162(m), we encourage executive officers to defer the portion of their compensation that would not be deductible. Because deferred compensation is not payable until after termination of employment, it is generally not subject to the deduction limits of Section 162(m) when ultimately paid.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our annual report on Form 10-K and this Proxy Statement.

Compensation Committee members:

James A. Johnson, Chair Calvin Darden Stephen W. Sanger	Warren R. Staley Solomon D. Trujillo

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total
Robert J. Ulrich Chairman & Chief Executive Officer	2006	$ 1,659,616	$ 3,000,000	$ 16,648,572	$ 8,562,650	$ 3,128,960	$ 892,414	$ 2,536,479	$ 36,428,691
Douglas A. Scovanner Executive Vice President & Chief Financial Officer	2006	$ 881,635	$ 274,560	$ 3,159,653	$ 1,283,511	$ 480,566	$ 144,598	$ 313,047	$ 6,537,570
Gregg W. Steinhafel President	2006	$ 1,130,000	$ 389,411	$ 6,118,836	$ 2,977,996	$ 654,197	$ 313,234	$ 472,979	$ 12,056,653
Michael R. Francis Executive Vice President— Marketing	2006	$ 665,770	$ 201,920	$ 2,291,595	$ 1,322,070	$ 353,423	$ 30,785	$ 269,677	$ 5,135,240
John D. Griffith Executive Vice President— Property Development	2006	$ 549,039	$ 187,200	$ 1,620,404	$ 624,646	$ 327,659	$ 11,799	$ 180,117	$ 3,500,864

(1)   Amount expensed in fiscal 2006 pursuant to FAS 123R for performance share units and restricted stock units awarded in 2006 and prior years. The amount reported has been adjusted to eliminate service-based forfeiture assumptions used for financial reporting purposes. See Note 26, Share-Based Compensation, to our consolidated financial statements for a discussion of our accounting for performance share units and restricted stock units and the assumptions used.

(2)   Amount expensed in fiscal 2006 pursuant to FAS 123R for stock options awarded in 2006 and prior years. The amount reported has been adjusted to eliminate service-based forfeiture assumptions used for financial reporting purposes. Stock option values are based on the Black-Scholes option pricing model. See Note 26, Share-Based Compensation, to our consolidated financial statements for a discussion of our accounting for stock options and the assumptions used.

(3)   Consists of the following amounts related to the change in pension value and above-market earnings on non-qualified deferred compensation:

Name	Change in Pension Value	Non-Qualified Deferred Compensation Earnings
Mr. Ulrich	$ 124,716	$ 767,698
Mr. Scovanner	$ 44,207	$ 100,391
Mr. Steinhafel	$ 54,270	$ 258,964
Mr. Francis	$ 15,142	$ 15,643
Mr. Griffith	$ 11,799	$ 0

The above-market earnings on non-qualified deferred compensation consists of an additional 6.6% annual return on a frozen deferred compensation plan, the Deferred Compensation Plan Senior Management Group. We have not allowed deferrals into this frozen plan since 1996, and plan balances continue to earn returns at the rate determined by the terms of the plan. See the narrative following the Non-Qualified Deferred Compensation table for additional information on this plan.

(4)   The amounts reported include the following:

•  Matching contributions to the Target 401(k) Plan, which all participating employees receive.

•  Amounts credited to the EDCP which, when added to participant matching contributions under our 401(k) plan, equal 5% of cash compensation (EDCP Credits).

•  Dollar value of life insurance premiums paid by Target.

•  Company contributions to the EDCP representing annual changes in supplemental pension plan values (SPP Credits), as explained in more detail in the narrative following the Pension Benefits Table.

•  Perquisites.

The table below sets forth the amounts of these items for each of the named executive officers:

	Mr. Ulrich	Mr. Scovanner	Mr. Steinhafel	Mr. Francis	Mr. Griffith
401(k) Match	$ 11,212	$ 12,497	$ 10,783	$ 11,123	$ 11,173
EDCP Credits	396,557	75,190	103,439	56,843	48,374
Life Insurance	15,134	5,261	5,325	3,123	3,123
SPP Credits	1,952,447	193,504	300,040	152,980	77,846
Perquisites	161,129	26,595	53,392	45,608	39,601
Total	$ 2,536,479	$ 313,047	$ 472,979	$ 269,677	$ 180,117

Further detail on the perquisites provided to the named executive officers is as follows:

	Mr. Ulrich	Mr. Scovanner	Mr. Steinhafel	Mr. Francis	Mr. Griffith
Financial management expenses	$ 40,000	$ 3,660	$ 32,493	$ 13,986	$ 19,587
Commuting services	30,588	0	0	0	0
Personal use of Company aircraft	67,606	0	0	0	0
Other	22,935	22,935	20,899	31,622	20,014
Total	$161,129	$26,595	$53,392	$45,608	$39,601

The dollar amount of perquisites represents the incremental cost of providing the perquisite. We generally measure incremental cost by the additional variable costs attributable to personal use, and we disregard fixed costs that do not change based on usage. Mr. Ulrich’s personal use of company-owned aircraft and the commuting services provided for him are dictated by a security study. Incremental cost for personal use of company-owned aircraft was determined by including fuel cost, landing fees, on-board catering and variable maintenance costs attributable to personal flights and related unoccupied positioning, or “deadhead,” flights.

The “other” perquisites, none of which individually exceed $25,000, consist of a company provided car or car allowance, on-site parking, on-site exercise room, gifts and club membership initiation fees. Reimbursement of club membership initiation fees was terminated effective January 1, 2007.

In addition to the perquisites included in the table above, the named executive officers receive certain other personal benefits for which we have no incremental cost, as follows:

•  Membership in a downtown business club. The club is used almost exclusively for business functions; however, executives may occasionally use the club for personal purposes provided they pay any meal or other incidental costs;

•  Occasional use of support staff time for personal matters;

•  Allowing a companion to accompany them on company-owned aircraft; and

•  Occasional personal use of event tickets when such tickets are not being used for business purposes.

Grants of Plan-Based Awards in 2006

Name	Grant Date	Estimated Possible Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards					All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	All Other Option Awards: Number of Securities Underlying Options (#) (3)		Exercise or Base Price of Option Awards ($/Sh) (4)	Closing Price on Date of Grant ($/Sh)	Grant Date Fair Value of Stock and Option Awards $(5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)(6)	Target (#)		Maximum (#)
Robert J. Ulrich	3/8/06	$1,328,000	$2,400,000	$6,400,000
	1/10/07										423,190		$ 58.13	$ 58.31	$ 7,122,288
Douglas A. Scovanner	3/8/06	$ 28,657	$ 286,057	$ 3,316,971
	1/10/07										94,616		$ 58.13	$ 58.31	$ 1,592,387
	1/10/07									63,651					$ 3,700,033
Gregg W. Steinhafel	3/8/06	$ 39,011	$ 389,411	$ 4,325,294
	6/14/06										159,884	(7)	$ 48.16	$ 48.27	$ 2,342,301
	6/14/06					58,140	(8)	87,210	(8)						$ 2,800,022
	1/10/07										131,946		$ 58.13	$ 58.31	$ 2,220,651
	1/10/07									63,651					$ 3,700,033
Michael R. Francis	3/8/06	$ 21,075	$ 210,375	$ 2,414,812
	1/10/07										75,693		$ 58.13	$ 58.31	$ 1,273,913
	1/10/07									20,644					$ 1,200,036
John D. Griffith	3/8/06	$ 19,539	$ 195,039	$ 2,102,481
	1/10/07										63,651		$ 58.13	$ 58.31	$ 1,071,246
	1/10/07									20,644					$ 1,200,036

(1)   Awards represent potential payments under our Executive Short-Term Incentive Plan for fiscal 2006. Payments are based on specified target levels of earnings before interest and taxes (EBIT) and economic value added (EVA), as described in the Compensation Discussion and Analysis. The actual amounts earned for fiscal 2006 are reported in the Summary Compensation Table as Non-Equity Incentive Plan Compensation. Executives must be employed on the date the payments are made (typically in March of each year with respect to the preceding fiscal year) to be eligible for a payment except in the event of death, disability or retirement after age 55 with at least five years of service, in which case the payment is pro-rated. For executives other than the CEO, the threshold payments are based on achieving a minimum level of performance under one of the two financial performance measures. The CEO’s threshold is based on achieving a combined minimum level of performance under both financial performance measures. The target payments are based on achieving the target level of performance for both financial measures. The maximum payments are based on the Plan maximum, which is generally four times salary less, for executives other than the CEO, the minimum personal performance bonus payable as a condition to receiving a financial performance payout under the Plan.

(2)   Awards represent the grant of restricted stock units (RSUs) under our Long-Term Incentive Plan. The vesting terms for RSUs are described in Note 2 to the Outstanding Equity Awards table.

(3)   Awards represent stock options granted under our Long-Term Incentive Plan. The terms of stock option grants are described in Note 1 to the Outstanding Equity Awards table, except for the June 14, 2006 grant to Mr. Steinhafel which is described in Note 7 below.

(4)   The exercise price of all options was based on the volume weighted average price of Target common stock on the date of grant.

(5)   Grant date fair value for stock options and RSU’s was determined pursuant to FAS 123R. For performance share units, the actual number of units that can be earned ranges from 0 to 150% of the target amount. For this type of award, the amount reported is based on an assumption that 100% of the target number of units will be earned.

(6)   A threshold payout level for performance share unit awards is not meaningful. The number of shares that can be earned ranges from 0 to 150% of the target amount, depending on actual performance.

(7)   The June 14, 2006 stock option grant to Mr. Steinhafel will cliff-vest and become exercisable on the fourth anniversary of the grant date. Mr. Steinhafel will forfeit the entire award if he voluntarily terminates his employment prior to the vesting date. Fifty percent (50%) of the option will vest if Mr. Steinhafel’s employment is involuntarily terminated prior to the vesting date under circumstances that entitle him to severance under our Income Continuance Policy (see discussion of the ICP in the section captioned “Potential Payments Upon Termination or Change-in-Control”). One hundred percent (100%) of the option will vest in the event of his death or disability prior to the vesting date. If the vesting is accelerated due to involuntary termination or disability, the option is exercisable for 210 days following termination of employment and exercisable for one year in the event of death.

(8)   The June 14, 2006 performance share unit award to Mr. Steinhafel has a three-year performance period ending with fiscal 2008, and has target three-year compound annual growth rates of 11% for revenue and 15% for EPS. Mr. Steinhafel will forfeit the entire award if he voluntarily terminates his employment before the end of the performance period. If he is involuntarily terminated prior to the end of the performance period under circumstances that entitle him to severance under our Income Continuance Policy (see discussion of the ICP in the section captioned “Potential Payments Upon Termination or Change-in-Control”), he will receive 50% of units that are earned based on actual performance over the three-year performance period. In the event of his death or disability, the number of units earned is based on actual performance over the three-year performance period.

Outstanding Equity Awards at 2006 Fiscal Year-End

	Option Awards				Stock Awards
								Equity Incentive Plan
	Number of	Number of					Equity Incentive Plan	Awards: Market or
	Securities	Securities				Market Value	Awards: Number of	Payout Value of
	Underlying	Underlying			Number of Shares	of Shares or	Unearned Shares,	Unearned Shares,
	Unexercised	Unexercised	Option	Option	or Units of Stock	Units of Stock	Units or Other Rights	Units or Other Rights
	Options(#)	Options(#)	Exercise	Expiration	That Have Not	That Have	That Have Not	That Have Not
Name	Exercisable(1)	Unexercisable(1)	Price($)	Date	Vested(#)(2)	Not Vested($)	Vested(#)(3)	Vested($)(3)
Robert J. Ulrich	2,000,000	0	$ 19.94	3/06/2008	435,456 (6)	$ 27,011,336	583,275	$ 36,180,548
	750,000 (4)	0	$ 34.00	1/10/2011
	625,000 (5)	0	$ 40.80	1/09/2012
	547,753	0	$ 30.26	1/08/2013
	202,941	67,648	$ 38.25	1/14/2014
	184,099	184,099	$ 49.43	1/12/2015
	94,942	284,829	$ 53.98	1/11/2016
	0	423,190	$ 58.13	1/10/2017
Douglas A. Scovanner	118,166	0	$ 33.85	1/12/2010	117,375	$ 7,280,771	144,376	$ 8,955,643
	117,663	0	$ 34.00	1/10/2011
	110,295	0	$ 40.80	1/09/2012
	96,663	0	$ 30.26	1/08/2013
	50,980	16,994	$ 38.25	1/14/2014
	40,461	40,462	$ 49.43	1/12/2015
	25,472	76,418	$ 53.98	1/11/2016
	0	94,616	$ 58.13	1/10/2017
Gregg W. Steinhafel	206,788	0	$ 33.85	1/12/2010	169,667	$ 10,524,444	259,354	$ 16,087,729
	205,909	0	$ 34.00	1/10/2011
	147,059	0	$ 40.80	1/09/2012
	128,884	0	$ 30.26	1/08/2013
	56,862	18,955	$ 38.25	1/14/2014
	50,577	50,577	$ 49.43	1/12/2015
	30,567	91,701	$ 53.98	1/11/2016
	0	159,884	$ 48.16	6/14/2016
	0	131,946	$ 58.13	1/10/2017
Michael R. Francis	29,542	0	$ 33.85	1/12/2010	20,644	$ 1,280,547	107,627	$ 6,676,103
	61,275	0	$ 40.80	1/09/2012
	75,182	0	$ 30.26	1/08/2013
	40,686	13,563	$ 38.25	1/14/2014
	30,346	30,346	$ 49.43	1/12/2015
	18,294	54,882	$ 53.98	1/11/2016
	0	75,693	$ 58.13	1/10/2017
John D. Griffith	29,542	0	$ 33.85	1/12/2010	20,644	$ 1,280,547	73,334	$ 4,548,908
	58,832	0	$ 34.00	1/10/2011
	61,275	0	$ 40.80	1/09/2012
	53,702	0	$ 30.26	1/08/2013
	24,020	8,007	$ 38.25	1/14/2014
	20,231	20,231	$ 49.43	1/12/2015
	14,588	43,767	$ 53.98	1/11/2016
	0	63,651	$ 58.13	1/10/2017

(1)   Stock options have a ten-year term and vest and become exercisable in 25% increments on each anniversary of the grant date. Recipients of stock options must be continuously employed by us from the grant date to the applicable vesting date to become vested. If an executive officer’s employment is terminated, unvested options are forfeited and the executive officer will have 210 days to exercise any vested options. An extension of the vesting and post-termination exercise periods may be provided (but not in excess of the original ten-year term of the option) if the executive officer satisfies certain age and years of service conditions as of the date of termination, as follows:

Age	Minimum Years of Service	Vesting and Exercise Extension Period
65	5	5 Years
55-64	15	5 Years
52-54	15	4 Years
48-51	15	3 Years
45-47	15	2 Years

For stock options granted prior to January 12, 2005, the potential extension of the vesting and post-termination exercise periods is based on the following age and years of service schedule:

	Minimum Years of	Vesting and Exercise
Age	Service	Extension Period
55	5	5 Years
45-54	15	2 Years

To receive these extension provisions, the executive must provide a one-year advance notice if the termination is voluntary (for Mr. Ulrich, the one-year advance notice requirement does not apply if he retires pursuant to our age 65 mandatory retirement policy) and sign an agreement that includes a non-solicitation clause and provides that the award will be terminated if the executive becomes employed by specified competitors. These vesting-extension provisions are not available if an executive is involuntarily terminated due to a dishonest or illegal act.

A five-year exercise period (not to exceed the original ten-year term of the option) will apply in the event of the executive’s death or termination due to a disability. Vesting is accelerated upon death and continues during the five-year post termination exercise period in the event of disability. Options are transferable during the life of the recipient to certain family members and family-controlled entities.

The extension provisions described above do not apply to the June 14, 2006 grant to Mr. Steinhafel.

(2)   Includes: (A) restricted stock units (RSUs) granted in fiscal 2006; and (B) for Messrs. Ulrich, Scovanner and Steinhafel, outstanding restricted stock awards that were awarded from 1993 to 1995.

RSUs are subject to cliff-vesting three years after the date of grant. Recipients of RSUs must be continuously employed by us through the vesting date to become vested, except that continuous employment is not required if the executive is age 55 or older and has 15 years of service, in which case the same conditions applicable to stock option extensions described in Note 1 above apply. In addition, vesting is accelerated in the event of death or disability, and 50% of the RSUs will vest if the recipient is involuntarily terminated prior to the scheduled vesting date under circumstances that entitle him to severance under our Income Continuance Policy (see discussion of the ICP in the section captioned “Potential Payments Upon Termination or Change-in-Control”). Upon vesting, units are converted into shares of our common stock on a 1:1 basis. Recipients of RSUs may elect to defer receipt of any shares issuable upon vesting of the award. If a deferral is elected, the issuance of shares is deferred to the time specified in the deferral election. Dividend equivalents are paid (in the form of additional units) on RSUs during the vesting period and the deferral period (if applicable).

The restricted stock awards that were awarded from 1993 to 1995 will vest upon the executive’s retirement provided that retirement occurs after age 55 and the executive provides one-year’s advance notice of his retirement date (for Mr. Ulrich, the one-year advance notice requirement does not apply if he retires pursuant to our age 65 mandatory retirement policy). The vesting date will be accelerated in the following circumstances:

•  Death or total disability (100% vesting)

•  Qualifying involuntary termination after age 55 (100% vesting)

•  Qualifying involuntary termination prior to age 55 (50% vesting)

•  Change-in-control (100% vesting)

(3)   The shares reported in this column represent potentially issuable shares under outstanding performance share unit awards. All awards reported have a three-year performance period except for the units granted in fiscal 2003 that have a four-year performance period. Performance share units represent the right to receive a variable number of units based on actual performance over the performance period. Up to one-half of the maximum number of units can be earned based on our compound annual revenue growth and one-half based on our compound annual earnings per share (EPS) growth. The number of shares reported is based on our performance period to date growth rates for revenue and EPS and assuming that the payout will occur at the next highest level (all are reported at maximum payout levels).

No dividends or dividend equivalents are paid on performance share units during the performance period. Any units earned will be paid in shares of our common stock on a 1:1 basis. The recipients of performance share unit awards may elect to defer receipt of any shares issuable upon earning the award. If a deferral is elected, the issuance of shares is deferred to the time specified in the deferral election, and dividend equivalents are paid (in the form of additional units) during the deferral period.

The payment date of the awards, to the extent they are earned, will be the date the Compensation Committee of our Board of Directors certifies the financial results following completion of the performance period. Recipients must be continuously employed during the performance period to become vested, except that vesting will also occur, and any units earned upon certification of the financial results following completion of the performance period will be paid, if a termination occurs under the following circumstances prior to the end of the performance period (referred to as “vesting-extension provisions”):

•  Death or disability;

•  Executive is age 65 or greater and has at least five years of service;

•  Executive is age 55-64 and has at least 15 years of service; or

•  Executive is age 45-54, has at least 15 years of service and has worked for a specified minimum amount of the performance period (1-2 years, depending on age).

Awards granted prior to January 12, 2005, are eligible for a service-based vesting-extension provision only for terminations at age 55 or higher with at least five years of service.

To receive these vesting-extension provisions, the executive must comply with the same conditions that are applicable to the vesting and post-termination extension of stock-options that are described in Note 1 above. These vesting extension provisions do not apply to the June 14, 2006 performance share unit award granted to Mr. Steinhafel.

(4)   Mr. Ulrich has transferred 375,000 of these options to a trust established for estate planning purposes. Mr. Ulrich has retained control over the options through the terms of the trust.

(5)   Mr. Ulrich has transferred 156,250 of these options to a trust established for estate planning purposes. Mr. Ulrich has retained control over the options through the terms of the trust.

(6)   Includes 86,799 shares of restricted stock that Mr. Ulrich has transferred to certain permitted transferees. The transferred shares are not considered to be beneficially owned by Mr. Ulrich and are not included in the table of Share Ownership of Directors and Officers on page 14 of this Proxy Statement. The remaining 348,657 shares have been transferred by Mr. Ulrich to one or more trusts for estate planning purposes. Mr. Ulrich has retained control over these shares through the terms of the trusts.

Option Exercises and Stock Vested in 2006

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Robert J. Ulrich	642,144	$26,077,609	196,630	$11,689,654
Douglas A. Scovanner	45,656	$1,491,408	34,700	$2,062,915
Gregg W. Steinhafel	105,850	$3,393,149	46,266	$2,750,514
Michael R. Francis	0	$0	27,099	$1,611,036
John D. Griffith	18,980	$640,313	19,333	$1,149,347

(1)          Shares represent the number of performance share units that were earned with respect to the four-year performance period ended with fiscal 2006. The number earned represents 100% of the target number originally awarded. One-half of the units earned were paid in shares, and the remaining one-half were paid in cash (at the per share value on the date the award is certified as being earned). The amount reported represents the value of the full award (cash and shares).

(2)          Value Realized on Vesting was determined by using the volume weighted average price of Target common stock on the date the Compensation Committee certified that the performance share units were earned. Messrs. Ulrich, Scovanner and Griffith had previously elected to defer receipt of all amounts earned under these performance share unit awards. Under the terms of the deferral, the Value Realized on Vesting  (as reported in the table above, net of payroll taxes, if applicable) has been credited to such officers’ account under the EDCP. These credits have been reported as an Executive Contribution in the Non-Qualified Deferred Compensation table and must be continuously invested in the Target Corporation Common Stock Fund crediting rate alternative in the plan until termination of employment.

Pension Benefits for 2006

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)
Robert J. Ulrich	Target Corporation Pension Plan	40	$1,359,615
Douglas A. Scovanner	Target Corporation Pension Plan	13	$293,579
Gregg W. Steinhafel	Target Corporation Pension Plan	27	$476,867
Michael R. Francis	Target Corporation Pension Plan	17	$114,236
John D. Griffith	Target Corporation Pension Plan	8	$57,957

The table above reports benefits under our principal pension plan, the Target Corporation Pension Plan (“Pension Plan”), which is a tax qualified retirement plan that provides for retirement benefits to our employees who are at least 21 years of age and have completed at least five years of service. The benefits payable under a tax qualified plan are limited by the Internal Revenue Code (the “Tax Code”), thus we also provide supplemental pension plans that use the same benefit formula as the Pension Plan to provide benefits in excess of the Tax Code limits. Because supplemental pension benefits are credited to participants’ EDCP accounts, as described below, we have reported the benefits under the supplemental pension plans in the Non-Qualified Deferred Compensation table.

The final average pay normal retirement benefit under the Pension Plan, expressed as a monthly, single life annuity commencing at age 65, is equal to the sum of: (a) 0.8% of the participant’s final average monthly pay multiplied by the years of service (not to exceed 25 years of service), plus (b) 0.25% of the participant’s final average monthly pay multiplied by the years of service in excess of 25 years of service, plus (c) 0.5% of the participant’s final average monthly pay in excess of 12.5% of the average of the Social Security Taxable Wage Base for the 35 year period ending when the participant terminates employment multiplied by the years of service (not to exceed 25 years of service). Final average monthly pay is equal to one-twelfth of the highest average annual salary, Bonus and Non-Equity Incentive Plan compensation earned during any five years of the last ten-year period the participant earned service in the Pension Plan, subject to IRS limits. The present value of the accumulated benefit is based on the same assumptions and valuation dates used for the valuation of liabilities in our financial statements. Participants can elect other annuity forms that have an actuarially equivalent value. We do not grant extra years of service to supplement retirement benefits.

The plan allows for early retirement payments to commence at age 55, subject to a benefit reduction for termination of employment before age 55 and a separate reduction for commencing a benefit before age 65. A participant who terminates employment before age 55 has his or her vested benefit calculated based on the final average monthly pay as of their termination date, but service is projected to age 65. The vested benefit is then multiplied by the ratio of the participant’s actual completed service to their projected service through age 65. The result will always be equal to or less than the vested benefit as of the termination date. Benefits are also reduced for early commencement by 6.67% per year between age 65 and age 60 and 3.33% per year between age 60 and age 55 (based upon the participant’s age when benefits commence). Mr. Ulrich is currently eligible for early retirement.

The Target Corporation Supplemental Pension Plan I (SPP I) restores the lost qualified pension plan benefit due to an officer’s compensation being greater than the compensation limits imposed by the IRS for qualified retirement plans. The Target Corporation Supplemental Pension Plan II (SPP II) restores the lost qualified pension plan benefit due to amounts being deferred under the EDCP and therefore not considered for benefit purposes under the Pension Plan. The Target Corporation Supplemental Pension Plan III (SPP III) provides for a subsidized early retirement benefit once a participant attains age 55 by increasing the participant’s age by 5 years, but not greater than age 65, for purposes of determining the reduction factors for early commencement of their pension benefits from the qualified pension plan, SPP I and SPP II. As a result, the benefit under SPP III increases when the participant is 55 through 60 years old and decreases in value after age 60, until at age 65 the benefit under SPP III is $0. No new participants have been allowed in SPP III since 1989, and Mr. Ulrich and Mr. Steinhafel are the only named executive officers who participate in SPP III.

In 2002, the vested benefits accrued under SPP I, II and III were converted into an actuarial equivalent lump sum value that was transferred to the EDCP. Each year, the annual change in the actuarial lump sum amount is calculated and added to, or deducted from, the participant’s EDCP account. To determine the annual change, the prior transfers are adjusted by an assumed annual earnings rate based on the rate of return of the stable value fund crediting rate alternative in EDCP. Actuarial equivalents are based on the same discounting methodology we use in calculating lump sum payments under our qualified plan. Currently we use the interest rate of 30-year Treasury securities for the month prior to the transfer and mortality factors described in Revenue Ruling 2001-62. Because of this transfer feature, the benefits accrued under SPP I, II and III are reflected in the Non-Qualified Deferred Compensation table.

Non-Qualified Deferred Compensation for 2006

The amounts in the table below represent a combination of two plans:

•       The EDCP, which includes the supplemental pension benefits discussed in the preceding section; and

•       An older deferred compensation plan, the DCP-SMG, that was frozen in 1996.

Because of the long tenure of our executives, the balances reflected below represent accumulated savings, earnings and supplemental pension benefits over many years—for Mr. Ulrich, 40 years, Mr. Scovanner, 13 years, Mr. Steinhafel, 27 years, Mr. Francis, 17 years and Mr. Griffith, 8 years.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Balance At Last FYE ($)(4)
Robert J. Ulrich	$17,939,649	$2,349,004	$17,708,963	$133,461,197
Douglas A. Scovanner	$2,282,563	$268,694	$1,934,137	$13,355,672
Gregg W. Steinhafel	$576,296	$403,479	$3,003,390	$18,165,327
Michael R. Francis	$99,865	$209,823	$630,197	$4,311,323
John D. Griffith	$1,227,376	$126,220	$254,136	$2,623,607

(1)          The following amounts of Executive Contributions from the table above have been reported in the current year Summary Compensation Table:

Mr. Ulrich	$10,458,369
Mr. Scovanner	$962,315
Mr. Steinhafel	$576,296
Mr. Francis	$99,865
Mr. Griffith	$520,171

The Executive Contributions for Messrs. Ulrich, Scovanner and Griffith include the value of earned performance share units that they elected to defer, and the Summary Compensation Table includes only that portion of the award that was expensed in fiscal 2006.

(2)          All of the Registrant Contributions from the table above have been reported in the current year Summary Compensation Table.

(3)          The following amounts of Aggregate Earnings from the table above have been reported in the current year Summary Compensation Table:

Mr. Ulrich	$767,698
Mr. Scovanner	$100,391
Mr. Steinhafel	$258,964
Mr. Francis	$15,643
Mr. Griffith	$0

(4)          The supplemental table below sets forth the amount of Aggregate Balance from the table above that has been reported in the current year or prior years’ Summary Compensation Tables or used in the calculation of annual benefits for the Pension Plan table in our Proxy Statement for the 2006 Annual Meeting.

	Reported in Summary Compensation Table	Used in 2006 Pension Plan Table	Total Aggregate Balance Previously Reported
Mr. Ulrich	$45,099,623	$22,568,894	$67,668,517
Mr. Scovanner	$4,572,197	$615,825	$5,188,022
Mr. Steinhafel	$7,678,932	$2,067,288	$9,746,220
Mr. Francis	$325,331	N/A	$325,331
Mr. Griffith	$646,391	N/A	$646,391

Participants in the EDCP may generally elect to defer up to 80% of their salary, Bonus and Non-Equity Incentive Plan payments; however, certain executives may defer up to 100% of their compensation if Section 162(m) of the Internal Revenue Code could limit our deductibility of such compensation. In addition, recipients of performance share unit awards in fiscal 2002 and 2003 were permitted to defer the dollar value of their payouts under these awards into the EDCP.

The EDCP is an unfunded plan, meaning that no separate funded account is maintained for participants. EDCP account balances represent a general obligation of Target Corporation, and we maintain a bookkeeping account for each participant. Participants are permitted to choose to have their balance indexed to several crediting rate alternatives, except that deferred amounts attributable to performance share deferrals must be invested in the Target Corporation Common Stock Fund crediting rate alternative until termination of employment. The EDCP crediting rate alternatives mirror the investment choices and actual rates of return available under our 401(k) Plan. Participants may change crediting rate alternatives at any time.

The crediting rate alternatives are based on the following funds (with their corresponding rates of return during our 2006 fiscal year):

Conservative Mix Fund	8.1%	International Stock Index Fund	21.6%
Moderate Mix Fund	10.9%	Target Corporation Common Stock Fund	15.2%
Aggressive Mix Fund	13.7%	Real Estate Stock Index Fund	37.9%
Stable Value Fund	5.0%	International Emerging Markets Equity Index Fund	19.2%
Inflation Protection Bond Fund	0.3%	US Growth Stock Index Fund	10.1%
S&P 500 Index Fund	14.8%	U.S. Value Stock Index Fund	20.1%
Small Company Stock Index Fund	11.4%

Payouts from EDCP cannot be made until termination of employment, death, termination of EDCP, a qualifying change in control, or unforeseeable financial emergency of the participant creating severe financial hardship. Participants elect the distribution timing prior to each year’s deferrals. Participants can elect distributions as a lump sum payment, installment payments over five years, or installment payments over ten years. Payouts can commence immediately upon, or one year after, termination of employment, however payouts of amounts deferred after 2004 cannot begin until six months after termination of employment for certain participants. At any time during the 10 years following termination of employment, a participant can request an immediate lump sum payment of their full account balance under EDCP, less an 8% forfeiture penalty for early distribution, but only for amounts deferred prior to 2005 and related earnings.

Prior to December 31, 1996, similar deferrals were made under the DCP-SMG, which was frozen in 1996. No new deferrals or participants were allowed after that year. Participants’ DCP-SMG accounts are credited with earnings based on the Moody’s Corporate Bond Yield Average for the June of the preceding calendar year, plus an additional annual return of 6%. The minimum crediting rate is 12% and the maximum is 20%. Because the Moody’s Corporate Bond Yield was 5.4% as of June 2005, when the rate for 2006 was set, the additional return above the Moody’s Corporate Bond Yield average for 2006 was 6.6%. This additional return is included in the above-market earnings on deferred compensation in the Summary Compensation Table.

Payouts from the DCP-SMG cannot be made until termination of employment, death, termination of the DCP-SMG, a qualifying change in control, or unforeseeable financial emergency of the participant creating severe financial hardship. Participants can elect distributions as a lump sum payment or lifetime periodic payments with guaranteed payments for 15 years. The payments can commence immediately or up to ten years after termination of employment, however payments must commence when a participant has terminated employment and reached age 65. At any time during the 10 years following termination of employment, a participant can request an immediate lump sum payment of either 50% or 100% of their account balance under DCP-SMG, less an 8% forfeiture penalty for early distribution. If participant elects to receive 50% of their account, they may make a second election during the remaining portion of the 10 year period.

The EDCP and the DCP-SMG are unfunded plans and represent general unsecured obligations of Target Corporation. Participants’ account balances will be paid only if Target has the ability to pay. Accordingly, account balances may be lost in the event of Target’s bankruptcy or insolvency.

Potential Payments Upon Termination or Change-in-Control

This section explains the payments and benefits to which the named executive officers are entitled in various termination of employment scenarios. These are hypothetical situations only, as all of our named executive officers are currently employed by us. For purposes of this explanation, we have assumed that termination of employment occurred on February 3, 2007, the last day of our 2006 fiscal year, and for the change-in-control analysis, that we incurred a change-in-control at our fiscal year-end closing stock price of $62.03 per share.

The intent of this section is to isolate those payments and benefits for which the amount, vesting or time of payment is altered by the termination of employment in the described circumstances. This section does not cover all amounts the named executive officers will receive following termination. Specifically, the named executive officers are entitled to receive their vested balances under our pension and deferred compensation plans, as disclosed in the preceding tables, under all employment termination scenarios. In addition, unless the termination is due to a dishonest or illegal act, they retain their vested stock option awards, and if they meet specified minimum age and years of service requirements at the time of termination, the unvested portion of stock options, performance share units and restricted stock units are not forfeited, and vesting will continue according to the original schedule. A description of these age and years of service requirements, applicable to all employees who receive equity awards, is set forth in the notes under the Outstanding Equity Awards table.

The age and years of service of the named executive officers as of February 3, 2007 were as follows:

	Age	Years of Service
Mr. Ulrich	63	40
Mr. Scovanner	51	13
Mr. Steinhafel	52	27
Mr. Francis	44	21
Mr. Griffith	45	8

The paragraphs below explain the payments and benefits for which the amount, vesting or time of payment is altered by each employment termination situation (referred to as “Post-Termination Benefits”):

Voluntary Termination

The Post-Termination Benefits that apply in a voluntary termination situation are:

•  the potential right to continue to receive above-market interest on our former deferred compensation plan, the DCP–SMG; and

•  the potential for a lump-sum distribution of the deferred compensation balance under the EDCP.

Under the DCP-SMG, if the voluntary termination occurs after reaching age 55, the participant will continue to receive interest at the plan’s crediting rate (as described in the narrative under the Non-Qualified Deferred Compensation table) over the time period during which his account balance is distributed. If the voluntary termination occurs before reaching age 55, the participant will generally receive his account balance in an immediate lump sum following termination; however, the Compensation Committee of the Board of Directors has discretion to authorize payments over a four-year period, in which case the participant would earn interest at a fixed rate of 12% over this four-year period.

Under the EDCP, if the voluntary termination occurs prior to age 55, the amounts deferred prior to 2005 will be distributed in a lump sum rather than in accordance with the executive’s distribution election.

Based on the ages and years of service of the named executive officers on February 3, 2007, the present value of the continued above-market interest under the DCP-SMG is as follows:

	Mr. Ulrich	Mr. Scovanner	Mr. Steinhafel	Mr. Francis	Mr. Griffith
DCP—SMG: Present Value of Above Market Interest(1)	$5,295,091	$0	$0	$0	$0

(1)          Assumes that the Compensation Committee would not authorize payments over a four-year period for voluntary terminations prior to age 55. Because Mr. Ulrich is over age 55, payment of his DCP-SMG benefit would occur in accordance with his payment election, a combination of lump sum and installment payments over his lifetime. The amount in the table above reflects the present value of the above-market earnings he would receive during the payment period, and the amount is based on his life expectancy using the RP-2000 Combined Healthy Participant mortality table, assumed annual earnings rate on the account of 12.4% during 2007 and 12.0% during each year thereafter (reflecting the minimum earnings rate under the DCP-SMG during the period), and a discount rate of 6.0% (reflecting the Moody’s Corporate Average rate determined as of February 3, 2007). The other named executive officers are under age 55; thus, they are not currently eligible for this benefit.

Involuntary Termination

If a named executive officer is involuntarily terminated for reasons other than deliberate and serious disloyal or dishonest conduct, the potential Post-Termination Benefits consist of:

•       severance payments under our Income Continuance Policy (ICP);

•       the potential right to continued above-market interest under the DCP–SMG;

•       accelerated vesting of 50% or 100% of restricted stock awards (depending on age) and 50% of restricted stock unit awards; and

•       for Mr. Steinhafel, accelerated vesting of 50% of his June 2006 stock option award.

Our Income Continuance Policy provides for continuation of annual cash compensation (salary and average of three most recent Bonuses and Non-Equity Incentive Plan payments) over a period ranging from 12 to 24 months, paid in equal monthly installments. Each of the named executive officers is eligible for 24 months of income continuation under the ICP. Payments under the ICP are conditioned on the executive releasing any claims against us and a non-solicitation clause, and are subject to reduction if the executive becomes employed by specified competitors.

The potential right to continued above-market interest under the DCP–SMG is the same as for a voluntary termination, with the exception that the participant will continue to receive interest at the plan’s crediting rate over the time period during which his account balance is distributed if the executive is age 50 or older and has at least 10 years of service with us.

The accelerated vesting provisions of restricted stock unit awards, restricted stock awards and stock options are set forth in the notes under the Outstanding Equity Awards table and in Note 7 to the Grants of Plan-Based Awards table.

If the named executive officer was involuntarily terminated for deliberate and serious disloyal or dishonest conduct, he would not be eligible for any of the Post-Termination Benefits described in this section. If an involuntary termination other than for deliberate and serious disloyal or dishonest conduct or cause occurred on February 3, 2007, the named executive officers would have received the following:

	Mr. Ulrich	Mr. Scovanner	Mr. Steinhafel	Mr. Francis	Mr. Griffith
ICP payments (Severance)	$13,066,667	$2,966,072	$4,065,152	$2,348,494	$1,987,440
DCP—SMG: Present Value of Above Market Interest(1)	$5,295,091	$3,003,495	$3,538,966	$0	$0
Restricted Stock Vesting(2)	$27,011,336	$1,666,250	$3,288,086	$0	$0
Restricted Stock Unit Vesting(2)	$0	$1,974,167	$1,974,167	$640,274	$640,274
Accelerated Vesting of Stock Options(3)	$0	$0	$1,108,796	$0	$0

(1)          Each of Mr. Ulrich, Mr. Scovanner, and Mr. Steinhafel satisfy the requirements to continue to receive the above-market earnings after an involuntary termination of employment. As a result, payment of those individual’s DCP-SMG benefit after an involuntary termination of employment would occur in accordance with their payment elections. The amount in the table above reflects the present value of the above-market earnings each of them would receive during the payment period and has been calculated in the same manner as described in Note 1 to the Voluntary Termination table above.

(2)          Amounts determined by multiplying the number of shares for which vesting is accelerated by our closing stock price on February 2, 2007 ($62.03 per share).

(3)          Amounts determined by multiplying the number of option shares for which vesting is accelerated by our closing stock price on February 2, 2007 ($62.03 per share) and subtracting the exercise price of such option shares.

Death

If a named executive officer dies while employed, the Post-Termination Benefits consist of:

•       The right to continued above-market interest under the DCP-SMG; and

•       Accelerated vesting of stock options, restricted stock units and restricted stock awards.

Under DCP-SMG, a participant’s death results in payments to his beneficiaries in the form of an annuity for the greater of 10 years or until the participant would have reached age 65. The Post-Termination Benefits resulting from the death of a named executive officer as of February 3, 2007 are as follows:

	Mr. Ulrich	Mr. Scovanner	Mr. Steinhafel	Mr. Francis	Mr. Griffith
DCP—SMG: Present Value of Above-Market Interest(1)	$3,947,232	$679,331	$1,663,884	$146,795	$0
Restricted Stock Vesting(2)	$27,011,336	$3,332,500	$6,576,172	$0	$0
Restricted Stock Unit Vesting(2)	$0	$3,948,272	$3,948,272	$1,280,547	$1,280,547
Accelerated Vesting of Stock Options(3)	$7,871,630	$1,898,105	$4,558,393	$1,441,891	$1,045,880

(1)          Amounts represent the present value of the above market earnings that the officer’s beneficiary would receive during the payment period, calculated using 12.0% as the annual assumed earnings rate and a discount rate of 6.0% (the Moody’s Corporate Average rate as of February 3, 2007).

(2)          Amounts determined by multiplying the number of shares for which vesting is accelerated by our closing stock price on February 2, 2007 ($62.03 per share).

(3)          Amounts determined by multiplying the number of option shares for which vesting is accelerated by our closing stock price on February 2, 2007 ($62.03 per share) and subtracting the exercise price of such option shares.

Disability

If a named executive officer becomes totally and permanently disabled while employed, the Post-Termination Benefits consist of:

•       Monthly payments under the Excess Long-Term Disability Plan if they also participated in the widely available long-term disability plan;

•       The right to continued above-market interest under the DCP-SMG;

•       Accelerated vesting of restricted stock and restricted stock unit awards; and

•       For Mr. Steinhafel, accelerated vesting of his June 2006 stock option award.

Our Excess Long-Term Disability Plan, a self-insured unfunded plan, provides monthly disability income payments with respect to the portion of annualized salary and three year average Bonus and Non-Equity Incentive Plan compensation above $220,000 but not exceeding $2,000,000. Payments from the plan are taxable to participants. The plan is intended to replace the participant’s eligible compensation on an after-tax basis at approximately the same benefit levels under the long-term disability plan that is widely available for eligible employees.  Participants who become disabled before age 65 are eligible to receive payments under the plan while they are totally and permanently disabled through the age 65 (with a minimum of three years of disability payments) or death, if sooner.

Under the DCP-SMG, the participant has the same rights to receive interest at the plan’s crediting rate as provided in the Voluntary Termination section above.

	Mr. Ulrich	Mr. Scovanner	Mr. Steinhafel	Mr. Francis	Mr. Griffith
Excess Long-Term Disability Plan (Annual Payments)(1)	$624,636	$591,348	$624,636	$522,248	$443,844
DCP—SMG: Present Value of Above-Market Interest(2)	$5,295,091	$0	$0	$0	$0
Restricted Stock Vesting(3)	$27,011,336	$3,332,500	$6,576,172	$0	$0
Restricted Stock Unit Vesting(3)	$0	$3,948,272	$3,948,272	$1,280,547	$1,280,547
Accelerated Vesting of Stock Options(4)	$0	$0	$2,217,591	$0	$0

(1)          Payments represent the annual amount payable from the Excess Long-Term Disability Plan. Amounts are based on assumed average individual tax rate of 42.3% (which considers federal, state, local, and employment taxes).

(2)          See Note 1 in the Voluntary Termination discussion above.

(3)          Amounts determined by multiplying the number of shares for which vesting is accelerated by our closing stock price on February 2, 2007 ($62.03 per share).

(4)          Amounts determined by multiplying the number of option shares for which vesting is accelerated by our closing stock price on February 2, 2007 ($62.03 per share) and subtracting the exercise price of such option shares.

Change-in-Control

The following discussion describes the payments and benefits that: (1) are triggered by the occurrence of a change-in-control; and (2) are triggered only by a termination of employment following a change-in-control. In general terms, we will experience a change-in-control, as defined in our compensation plans, whenever:

•       A majority of our Board of Directors consists of persons who have not been nominated or appointed by incumbent directors;

•       Any person or group acquires 30% or more of our common stock; or

•       Our shareholders approve a merger in which we will not be the surviving corporation.

Importantly, our plans do not provide for any gross-ups for taxes due on any payments described in this section.

The consequence of a change-in-control to the named executive officers, without termination of employment, is as follows:

•       The deferred compensation balance under the DCP-SMG, together with the present value of the continued above-market interest under the DCP-SMG, will be paid in a lump sum;

•  The deferred compensation balance in the EDCP related to deferrals made prior to 2005 will be paid in a lump sum. Deferrals made after 2004 will also be paid in a lump sum if the change-in-control transaction also constitutes a “change-in-control event” under Section 409A of the Tax Code. In general terms, it is more difficult for a transaction to be a “change-in-control event” under Section 409A than it is to be a “change-in-control” under the terms of our plans;

•       Outstanding restricted stock awards will be immediately vested and released;

•       A pro rata portion of outstanding performance share unit awards (those still in their respective performance period) will be deemed to have been earned at the target payout level and paid out within 10 days following the change-in-control. The pro rata payout is based on the percentage of the three-year performance period that has elapsed as of the date of the change-in-control;

•       A pro rata portion of outstanding restricted stock units will vest and be paid out within 10 days following the change-in-control. The pro rata vesting is based on the percentage of the three year vesting period that has elapsed as of the date of the change-in-control; and

•       Unvested stock options granted prior to May 19, 2004 will be immediately vested. On May 19, 2004, our shareholders approved an amendment to our Long-Term Incentive Plan that removed this single trigger accelerated vesting provision.

If a change-in-control occurred on February 3, 2007, the named executive officers would have received the following:

	Mr. Ulrich	Mr. Scovanner	Mr. Steinhafel	Mr. Francis	Mr. Griffith
DCP-SMG: Present Value of Above Market Interest(1)	$5,517,383	$3,076,145	$3,443,896	$301,332	$0
Restricted stock vesting(2)	$27,011,336	$3,332,500	$6,576,172	$0	$0
Performance share payouts(2)	$16,664,856	$4,068,921	$5,994,889	$3,112,231	$1,996,808
Restricted stock unit vesting(2)	$0	$109,669	$109,669	$35,543	$35,543
Accelerated vesting of stock options(3)	$1,608,669	$404,117	$450,750	$322,528	$190,406

(1)          Upon a change in control, the present value of future above-market earnings on the participant’s account would be paid as an immediate lump sum payment. The lump sum value is determined by assuming that payments of the executive’s account will be made based on the executive’s payment elections, and then determining the present value of the above-market earnings using the RP-2000 Combined Healthy Participant mortality table, an assumed annual earnings rate of 12.4% (reflecting the earnings rate in effect for the DCP-SMG during 2007) and a discount rate of 6.4% (reflecting a discount rate that is 6% less than the assumed earnings rate, as set forth in the terms of the plan).

(2)          Amounts determined by multiplying the number of shares for which vesting is accelerated by our closing stock price on February 2, 2007 ($62.03 per share).

(3)          Amounts determined by multiplying the number of option shares for which vesting is accelerated by our closing stock price on February 2, 2007 ($62.03 per share) and subtracting the exercise price of such option shares.

If a named executive officer’s employment terminates following a change-in-control, the Post-Termination Payments that may be received consists of severance under the ICP. In addition, an involuntary termination or a voluntary termination with good reason (a material reduction in compensation or responsibilities or a required relocation) will accelerate vesting of outstanding stock options granted after May 19, 2004. The estimated amount of additional Post-Termination Benefits in excess of the benefits triggered by the change-in-control transaction, under each termination of employment circumstance following a change-in-control, is as follows:

	Mr. Ulrich	Mr. Scovanner	Mr. Steinhafel	Mr. Francis	Mr. Griffith
Voluntary Termination:
•ICP Payments (Severance)	$13,066,667	$2,966,072	$4,065,152	$2,348,494	$1,987,440
Involuntary or Voluntary with Good Reason Termination:
•ICP Payments (Severance)	$13,066,667	$2,966,072	$4,065,152	$2,348,494	$1,987,440
•Accelerated Vesting of Stock Options(1)	$6,262,961	$1,493,988	$4,107,643	$1,119,363	$855,474

(1)          Amounts determined by multiplying the number of option shares for which vesting is accelerated by our closing stock price on February 2, 2007 ($62.03 per share) and subtracting the exercise price of such option shares.

Director Compensation

General Description of Director Compensation

Our non-employee director compensation program allows directors to choose one of three forms of annual compensation as follows:

•       Basic Form:

•        Cash retainer of $80,000, paid in quarterly installments;

•        Grant of stock options having a face value of $200,000 on the date of grant, which occurs in January of each year. The exercise price of all options is based on the volume weighted average price of Target common stock on the date of grant; and

•        Grant of restricted stock units (RSUs) with a face value of $65,000. RSUs are granted in June of each year.

•       All RSUs—award of RSUs with a face value of $215,000 (one-half of the RSUs are granted in January, and the balance in June).

•       All Options—If the director has satisfied Target’s stock ownership guidelines for directors, a grant of stock options having a face value of $615,000 on the date of grant (one-half of the options are granted in January, and the balance in June).

Stock options are exercisable one year after the date of grant and have a term equal to the lesser of 10 years or five years following a director’s departure from the Board. RSUs generally vest over a three-year period and are settled in shares of Target common stock after the director’s departure from the Board. Dividend equivalents are paid on RSUs in the form of additional RSUs.

Our stock ownership guidelines for directors require them to hold three times the annual cash retainer in Target common stock. Directors have five years to comply with these guidelines, either from the adoption date (if they were a director at that time) or the first day of the fiscal year following their election. If compliance is not achieved by the deadline, they must hold all shares acquired through the exercise of stock options (net of exercise price and taxes) until the guideline amount is met.

Effective January 2007, our Board compensation program was amended to increase the basic form of compensation to: cash retainer—$90,000; stock options—$230,000 face value; and RSUs—$75,000 face value. Corresponding changes were made to the two alternative forms of receiving compensation.

In addition to the annual compensation described above, newly-elected non-employee directors receive a one-time award of RSUs with a face value of $50,000 upon joining the Board. This RSU grant vests over a three-year period and is settled in shares of Target common stock after the director’s departure from the Board. Directors who are employed by Target are not separately compensated for their service on the Board.

The chairpersons of the Audit and Compensation Committees receive additional annual compensation of $25,000 and $15,000, respectively, and the Vice Chairman of the Executive Committee receives an additional $10,000. These additional amounts are paid in cash unless a director has elected to receive his or her annual compensation in RSUs or stock options. If RSUs are elected, the director receives additional RSUs with a face value equal to this additional annual compensation. If the director has elected to be compensated in stock options, the additional amount is awarded in stock options having a face value of $75,000 for the Audit Committee Chair, $45,000 for the Compensation Committee Chair and $30,000 for the Vice Chairman of the Executive Committee.

All directors also receive a 10% discount on merchandise purchased at Target stores and Target.com, both during active service and following retirement. Non-employee directors are also provided with $100,000 of accidental death life insurance.

Non-employee directors may defer receipt of all or a portion of any cash retainer they would otherwise receive into the Director Deferred Compensation Plan. If they do, their deferred fees are indexed to the investment alternatives chosen by them from the funds offered by Target’s 401(k) Plan (as described in the narrative following the Non-Qualified Deferred Compensation table on page 36).

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)(2)	Option Awards ($) (1)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3)(4)	Total ($)
Roxanne Austin	$105,000	$21,672	$66,596	$0	$193,268
Calvin Darden	$80,000	$43,344	$66,596	$0	$189,940
James Johnson	$0	$5,674	$104,954	$6,131	$116,759
Richard Kovacevich	$80,000	$14,448	$66,596	$0	$161,044
Mary Minnick	$0	$85,490	$0	$0	$85,490
Anne Mulcahy	$80,000	$43,344	$66,596	$0	$189,940
Stephen Sanger	$0	$0	$194,875	$3,968	$198,843
Warren Staley	$80,000	$60,849	$0	$0	$140,849
George Tamke	$80,000	$14,448	$66,596	$0	$161,044
Solomon Trujillo	$80,000	$14,448	$101,333	$14,970	$210,751

(1)          Amount reported represents the dollar value of outstanding RSUs and stock options that was recognized for financial reporting purposes in fiscal 2006 pursuant to FAS 123R. See Notes 1 and 2 to the Summary Compensation Table for more information on the assumptions used in accounting for equity awards. Details on the stock awards and option awards granted during fiscal 2006 is as follows:

	Stock Awards (RSUs)		Option Awards
	# of Shares	Grant Date Fair Value	# of Shares	Grant Date Fair Value
Ms. Austin	1,350	$65,016	3,957	$66,596
Mr. Darden	1,350	$65,016	3,957	$66,596
Mr. Johnson	2,323	$135,036	7,164	$104,954
Mr. Kovacevich	1,350	$65,016	3,957	$66,596
Ms. Minnick	4,341	$230,079	0	$0
Ms. Mulcahy	1,350	$65,016	3,957	$66,596
Mr. Sanger	0	$0	12,406	$194,875
Mr. Staley	3,458	$187,554	0	$0
Mr. Tamke	1,350	$65,016	3,957	$66,596
Mr. Trujillo	1,350	$65,016	6,021	$101,333

(2)          The aggregate number of stock options, shares of restricted stock and restricted stock units outstanding at fiscal year-end held by directors was as follows:

Name	Stock Options	Restricted Stock	Restricted Stock Units
Ms. Austin	39,433	2,388	1,357
Mr. Darden	26,214	2,901	1,357
Mr. Johnson	89,439	5,988	2,323
Mr. Kovacevich	75,562	9,074	1,357
Ms. Minnick	0	886	6,362
Ms. Mulcahy	15,756	6,314	1,357
Mr. Sanger	90,694	5,802	0
Mr. Staley	45,280	3,057	3,465
Mr. Tamke	69,868	3,634	1,357
Mr. Trujillo	91,610	7,470	1,357

(3)          Amount reported represents above-market earnings on non-qualified deferred compensation, consisting of an additional 6.6% annual return on a frozen deferred compensation plan. Prior to December 31, 1996, deferrals were allowed under our Deferred Compensation Plan Directors (“DCP-Director”). No new deferrals or participants were allowed after that year. Participants’ DCP-Director accounts are credited each month with earnings based on the Moody’s Corporate Bond Yield Average for the June of the preceding calendar year plus an additional annual return of 6%. The minimum crediting rate is 12% and the maximum is 20%. Because the Moody’s Corporate Bond Yield was 5.4% as of June 2005, when the rate for calendar year 2006 was set, the additional return above the Moody’s Corporate Bond Yield average for calendar year 2006 was 6.6%

(4)          In addition to amounts reported, non-employee directors who were elected prior to 1997 are eligible to receive a lump sum payment the February following the date they leave their directorship. The payment is equal to the present value of an annual payment stream of $25,000 (i.e., the director’s fee in effect as of December 31, 1996) for a period equal to the number of years of service of the individual as a director before December 31, 1996. The present value is based on a discount rate of 5.82%. There are four active directors eligible to receive a benefit under this program. These directors, and their current benefit values are:

Name	Retirement Benefit
Mr. Johnson	$18,576
Mr. Kovacevich	$3,948
Mr. Sanger	$16,516
Mr. Trujillo	$52,136

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The SEC rules require disclosure of those directors, officers and beneficial owners of more than 10% of our common stock who fail to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934 during the most recent fiscal year. Based solely on review of reports furnished to us and written representations that no other reports were required during the fiscal year ended February 3, 2007, all Section 16(a) filing requirements were met.

ITEM TWO—RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to ratify the appointment by the Audit Committee of Ernst & Young LLP as the independent registered public accounting firm for Target and its subsidiaries for the fiscal year ending February 2, 2008. We have retained Ernst & Young LLP in this capacity since 1931.

A representative from Ernst & Young LLP will be at the Annual Meeting and will have the opportunity to make a statement if such representative so desires and will be available to respond to questions during the meeting.

Audit and Non-audit Fees

The following table presents fees for professional services performed by Ernst & Young LLP for the annual audit of our consolidated financial statements for fiscal 2005 and 2006, the review of our interim consolidated financial statements for each quarter in fiscal 2005 and 2006 and for audit-related, tax and all other services performed in fiscal 2005 and 2006:

	Fiscal Year Ended February 3, 2007	Fiscal Year Ended January 28, 2006
Audit Fees(1)	$3,300,000	$3,400,000
Audit-Related Fees(2)	200,000	200,000
Tax Fees(3)	200,000	200,000
All Other Fees	0	0
Total	$3,700,000	$3,800,000

(1)          Includes annual audit of consolidated financial statements, accounting consultation, Sarbanes-Oxley Section 404 attestation services, and comfort letters, agreed upon procedures and consents for securities offerings.

(2)   Includes benefit plan audits and review of accounting treatment of contemplated transactions.

(3)          Includes Form 5500s and tax compliance services.

The Audit Committee’s current practice on pre-approval of services performed by the independent registered public accounting firm is to require pre-approval of all audit services and permissible non-audit services to be provided by the independent registered public accounting firm. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the firm’s independence. In addition, the Audit Committee has delegated authority to grant certain pre-approvals to the Audit Committee Chair. Pre-approvals granted by the Audit Committee Chair are reported to the full Audit Committee at its next regularly scheduled meeting.

The Audit Committee pre-approved all of the audit and non-audit services performed by Ernst & Young during fiscal 2005 and 2006.

THE AUDIT COMMITTEE RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Report of the Audit Committee

The role of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee Target’s financial reporting process. Management has primary responsibility for our consolidated financial statements and reporting process, including our systems of internal controls. Target’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of our consolidated financial statements with accounting principles generally accepted in the United States and on management’s assessment of the effectiveness of our internal control over financial reporting. In addition, the independent registered public accounting firm will express its own opinion on the effectiveness of our internal control over financial reporting. A copy of the Audit Committee Position Description, which has been adopted by our Board of Directors and further describes the role of the Audit Committee in overseeing our financial reporting process, is available online at www.target.com (click on “Investors,” “Corporate Governance” and “Board Committees”).

In performing its functions, the Audit Committee:

•       Met with our internal auditors and independent registered public accounting firm, with and without management present, to discuss the overall scope and plans for their respective audits, the results of their examinations and their evaluations of Target’s internal controls;

•       Reviewed and discussed with management the audited financial statements included in our Annual Report;

•       Discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as modified and supplemented; and

•       Received the written disclosures and the letter from our independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee), as modified and supplemented, and discussed with them matters relating to their independence.

Based on the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Position Description, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended February 3, 2007, for filing with the SEC.

AUDIT COMMITTEE

Roxanne S. Austin, Chair
Richard M. Kovacevich
Anne M. Mulcahy
George W. Tamke

ITEM THREE—APPROVAL OF TARGET CORPORATION OFFICER
SHORT-TERM INCENTIVE PLAN

The independent members of the Executive Committee, upon recommendation by the Compensation Committee of the Board of Directors, adopted the Target Corporation Officer Short-Term Incentive Plan (STIP) on March 14, 2007, subject to shareholder approval. The purpose of the STIP is to promote our pay-for-performance compensation philosophy by providing cash incentive awards to designated officers, who through their efforts directly and significantly impact the achievement of our goals and objectives. The STIP gives the Compensation Committee discretion to choose one or more appropriate performance measures by which to measure executives’ performance in any given performance period. The performance measures are set at the beginning of each performance period.

The basic features of the STIP are summarized below. The STIP operates in a similar manner to the Executive Short-Term Incentive Plan currently in effect for designated officers. The STIP will not become effective unless approved by the shareholders.

Administration.   The Compensation Committee, all of whose members are independent, outside directors, will administer the STIP. The Compensation Committee will have the authority to grant cash incentive awards upon such terms, consistent with the terms of the STIP, as it considers appropriate, to our executive officers and certain other officers. The Compensation Committee will have complete authority to interpret all provisions of the STIP, to adopt, amend and rescind rules and regulations pertaining to the administration of the STIP and to make all other determinations necessary or advisable for the administration of the STIP.

Eligibility.   Any executive officer designated by the Compensation Committee from time to time, and any officer who is not an executive officer designated by the Chief Executive Officer from time to time, is eligible to participate in the STIP. The Compensation Committee or the Chief Executive Officer determines which executive officers or other officers, as the case may be, will participate in the plan for a given year or other performance period. In 2007, approximately 100 officers (including executive officers) were selected to participate in the current Executive Short-Term Incentive Plan, and participation in the STIP is expected to be comparable.

Determination of Performance Measures.   Awards may be based on one or more of the following performance measures chosen by the Compensation Committee:

•       revenues;

•       sales;

•       comparable store sales;

•       earnings before interest and taxes;

•       earnings before interest, taxes, depreciation and amortization;

•       earnings before taxes;

•       net earnings;

•       earnings per share;

•       economic value added; and

•       total shareholder return.

In addition, for any award to a participant who is not a covered officer under Section 162(m) of the Internal Revenue Code or that is not intended to constitute performance-based compensation under Section 162(m) of the Internal Revenue Code, the performance measures may include, alone or in combination with the performance measures listed above, a personal score based on any measure of management performance, or specific objectives relating to market penetration, geographic business expansion, cost targets, customer or employee satisfaction, human resources management, supervision of litigation or information technology or acquisitions or divestitures of subsidiaries, affiliates or joint ventures, or any other measure of performance as determined by the Compensation Committee.

The Compensation Committee may select different performance measures for different participants in any performance period. The Compensation Committee also selects the relevant performance periods, which may not exceed four consecutive fiscal quarters. In addition to selecting the performance measures, the Compensation Committee will also approve the level of attainment required to earn a payment under an award. The required level of attainment can be measured as an absolute amount or relative to other periods or to a designated peer group. The performance measure may be tied to performance achieved by our company or any subsidiary, operating company, division, unit, test strategy or new venture of our company, or based on individual performance. In recent years, the Compensation Committee has selected a combination of earnings before interest and taxes (EBIT) and economic value added (EVA) as the performance measures for awards to our officers.

Determination of Cash Incentive Amounts.   The target opportunity for each participant will be determined by the Compensation Committee at the beginning of the performance period. The target opportunity may be established as a set dollar amount or as a percentage of the participant’s compensation (typically based on a percentage of base salary). In addition, the Compensation Committee may establish an incentive pool and determine each participant’s award based on a ratio of the participant’s award to all awards earned under the STIP multiplied by the pool. At the end of the performance period, the Compensation Committee will certify levels of achievement of the performance measures and pay out any earned awards in the form of cash payments. The Compensation Committee has discretion to exclude the effects of extraordinary items, unusual or non-recurring events, changes in accounting principles or methods, realized investment gains or losses, discontinued operations, acquisitions, divestitures, material restructuring or impairment charges, uninsured losses for natural catastrophes and any other items the Committee determines is necessary to provide appropriate period-to-period comparisons, so long as such adjustments are permissible under Section 162(m) of the Internal Revenue Code.

Maximum Payments.   The maximum amount payable under the STIP to any participant for any year is equal to the lesser of $7 million or 400% of the participant’s base salary as of the date of grant of the award.

Tax Matters.   As described in the Compensation Discussion and Analysis of in this Proxy Statement, Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to our covered officers to $1 million per year. This limitation does not apply to “performance-based compensation.”  One of the conditions for qualification as “performance-based compensation” is that the shareholders must approve the material terms of the performance measures and re-approve those material terms every five years. Amounts paid under the objective performance measures established under the STIP will, under current tax law, continue to qualify as performance-based compensation if shareholders approve the STIP.

The STIP will be effective February 3, 2008 so long as it is approved by shareholders prior to June 30, 2007. As a result, the first awards granted under the STIP will relate to fiscal 2008. Amounts payable under the STIP for fiscal 2008 are not determinable because the performance measures and target opportunities will not be set by the Compensation Committee until early in fiscal 2008. However, the benefits paid under the current STIP for fiscal 2006 (which are the same benefits reported under the Non-Equity Incentive Plan Compensation column and, for officers other the Chief Executive Officer, the Bonus column of the Summary Compensation Table on page 26) are as follows:

NEW PLAN BENEFITS
Officer Short-Term Incentive Plan

(Benefits Paid under Current STIP)

Name and Position	Fiscal 2006 Benefits Paid
Robert J. Ulrich	$3,128,960
Chairman & Chief Executive Officer
Douglas A. Scovanner	$755,126
Executive Vice President & Chief Financial Officer
Gregg W. Steinhafel	$1,043,608
President
Michael R. Francis	$555,343
Executive Vice President, Marketing
John D. Griffith	$514,859
Executive Vice President, Property Development
Executive Officer Group (10 persons)	$7,909,262
Non-Executive Officer Employee Group (94 persons)	$17,005,321

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE TARGET CORPORATION OFFICER SHORT-TERM INCENTIVE PLAN.

ITEM FOUR—APPROVAL OF AMENDMENT TO THE RESTATED ARTICLES OF
INCORPORATION TO REQUIRE A MAJORITY VOTE FOR THE ELECTION OF DIRECTORS

The Board has approved, and recommends shareholder approval of, an amendment to our restated articles of incorporation to require that directors receive a majority of the votes cast in order to be elected to the Board.

Currently, the members of our Board are elected by a plurality of the votes present in person or by proxy at a meeting. Minnesota law requires that, unless otherwise provided in the articles of incorporation, directors are elected by a plurality of the votes present in person or by proxy at a meeting. The majority voting standard is a recent development in corporate governance best practices.

The amendment to the restated articles of incorporation operates as follows:

•       Subject to the rights, if any, of holders of any preferred stock of Target, each director shall be elected at a meeting of shareholders by the vote of a majority of the votes cast with respect to the director.

•       However, in a contested election of directors in which the number of nominees exceeds the number of directors to be elected, the directors will continue to be elected by a plurality of the votes present in person or by proxy at the meeting.

•       For purposes of the majority voting standard, a majority of the votes cast means that the votes entitled to be cast by the holders of all the then outstanding shares of voting stock of Target that are voted “for” a director must exceed the shares voted “against” the director.

The amendment is effected by adding a new Article VII to the restated articles of incorporation. The full text of Article VII is attached to these materials as Appendix A. If the amendment is approved by shareholders at the meeting, the majority voting standard will be effective following the 2007 Annual Meeting.

Under Minnesota law, an incumbent director who does not receive the requisite vote continues to serve until his or her successor is elected. Accordingly, if the proposal to amend the articles is approved, we will also amend our corporate governance guidelines to require incumbent directors who do not receive a majority of the votes cast “for” their election to offer to tender their resignation to our Nominating Committee. The Board, taking into account the Nominating Committee’s recommendation, will act on the tendered resignation and publicly disclose its decision within 90 days after the date of the certification of the election results. The Nominating Committee may consider any factors or other recommendations that it considers relevant and appropriate. Any director who has offered to tender his or her resignation will not participate in the decision with respect to his or her resignation. If the director’s resignation is not accepted by the Board, the director will continue to serve until the next annual meeting and until his or her successor is duly elected. If the director’s resignation is accepted by the Board, and the Board then elects a director to fill a vacancy on the board, the Board may place the new director in the class from which the incumbent director resigned or any other class as long as the number of directors in each class after the vacancy is filled is as nearly equal as possible.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE AMENDMENT OF THE RESTATED ARTICLES OF INCORPORATION TO REQUIRE A MAJORITY VOTE FOR THE ELECTION OF DIRECTORS.

ITEM FIVE—SHAREHOLDER PROPOSAL TO REQUIRE ADDITIONAL DISCLOSURE OF
POLITICAL CONTRIBUTIONS

The Firefighters’ Pension System of the City of Kansas City, Missouri, Trust, 12th Floor, City Hall, 414 East 12th Street, Kansas City, Missouri 64106, which held 100 shares of common stock on December 7, 2006 (the Proponent), intends to submit the following resolution to shareholders for approval at the 2007 annual meeting:

Resolution

Resolved, that the shareholders of Target Corp. (“Company”) hereby request that the Company provide a report, updated semi-annually, disclosing the Company’s:

(1)         Policies and procedures for political contributions and expenditures (both direct and indirect) made with corporate funds.

(2)         Monetary and non-monetary political contributions and expenditures not deductible under section 162 (e)(l)(B) of the Internal Revenue Code, including but not limited to contributions to or expenditures on behalf of political candidates, political parties, political committees and other political entities organized and operating under 26 USC Sec. 527 of the Internal Revenue Code and any portion of any dues or similar payments made to any tax exempt organization that is used for an expenditure or contribution if made directly by the corporation would not be deductible under section 162 (e)(I)(B) of the Internal Revenue Code. The report shall include the following:

a.                  An accounting of the Company’s funds that are used for political contributions or expenditures as described above;

b.                 Identification of the person or persons in the Company who participated in making the decisions to make the political contribution or expenditure; and

c.                  The internal guidelines or policies, if any, governing the Company’s political contributions and expenditures.

This report shall be presented to the board of directors’ audit committee or other relevant oversight committee and posted on the company’s website to reduce costs to shareholders.

Supporting Statement

As long-term shareholders of Target, we support policies that apply transparency and accountability to corporate spending on political activities. Such disclosure is consistent with public policy and in the best interest of the Company’s shareholders.

Company executives exercise wide discretion over the use of corporate resources for political activities. These decisions involve political contributions, called “soft money,” and payments to trade associations and related groups that are used for political activities. Most of these expenditures are not disclosed. In the 2005-06 election cycle, the Company contributed at least $491,000 in California alone. (California Secretary of State: http://cal-access.ss.ca.gov/Campaign/Committees/Detail.aspx?id=1012724& session=2005&view=contributions)

However, its payments to trade associations used for political activities are undisclosed and unknown. These activities include direct and indirect political contributions to candidates, political parties or political organizations; independent expenditures; or electioneering communications on behalf of a federal, state or local candidate. The result: shareholders and, in many cases, management do not know how trade associations use their company’s money politically. The proposal asks the Company to disclose its political contributions and payments to trade associations and other tax exempt organizations.

Absent a system of accountability, company assets can be used for political objectives that are not shared by and may be inimical to the interests of the Company and its shareholders. Relying on publicly available data does not provide a complete picture of the Company’s political expenditures. The Company’s Board and its shareholders need complete disclosure to be able to fully evaluate the political use of corporate assets. Thus, we urge your support for this critical governance reform.

Position of the Board of Directors

The Board has considered this proposal and believes that its adoption is unnecessary and would not be in the best interests of Target or our shareholders.

We are already required to comply with numerous federal, state and local laws and regulations governing the permissibility and reporting of political contributions. If adopted, this proposal would impose additional costs and administrative burdens on us without conferring a commensurate benefit on the shareholders.

We participate in the political process for purposes of ensuring that the impact that legislative and regulatory actions have on our business, our industry, our communities and our team members is fairly presented and understood. Under applicable law, we cannot make corporate contributions to federal candidates. We are able to make contributions to state and local candidates or initiatives where permitted by law. The Board believes it is in the best interest of our shareholders to support the legislative process by contributing prudently to state and local candidates and political organizations when such contributions are consistent with our business objectives and are permitted by federal, state and local laws. These activities are reported regularly to and overseen by our senior management and the Corporate Responsibility Committee of the Board.

The Board believes that these political activities are important efforts. We further believe that much of the requested disclosure is already publicly available, as is demonstrated by the Proponent’s reference to figures on political contributions previously made by Target. As such, we do not believe that posting this information on our website would either provide shareholders with additional meaningful information or be a productive use of our resources.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THE SHAREHOLDER PROPOSAL TO REQUIRE ADDITIONAL DISCLOSURE OF POLITICAL CONTRIBUTIONS.

ADDITIONAL INFORMATION

Business Ethics and Conduct

We are committed to conducting business lawfully and ethically. All of our directors and employees, including our Chief Executive Officer and senior financial officers, are required to act at all times with honesty and integrity. Our Business Conduct Guide covers areas of professional conduct, including conflicts of interest, the protection of corporate opportunities and assets, employment policies, confidentiality, vendor standards and intellectual property, and requires strict adherence to all laws and regulations applicable to our business. Our Business Conduct Guide also describes the means by which any employee can provide an anonymous report of an actual or apparent violation of our Business Conduct Guide.

We intend to disclose any future amendments to, or waivers from, any provision of our Business Conduct Guide involving our directors, our principal executive officer, principal financial officer, principal accounting officer, controller or other persons performing similar functions on our web site within four business days following the date of any such amendment or waiver.

Vendor Standards and Compliance

To ensure that the products we carry in our stores are made legally and ethically, we require our vendors to abide by certain standards. Copies of those standards and a report relating to vendor compliance with those standards are included within our Corporate Responsibility Report.

Commitment to Diversity

We believe that attracting and retaining an employee population reflecting the diversity of our guests and communities we serve is an important goal and will provide a competitive advantage. We are an equal opportunity employer and we communicate to our employees information regarding equal employment opportunities. We also encourage the use of minority and women-owned contractors and service providers and we support the efforts of our employees, suppliers and vendors to adhere to these principles of corporate responsibility.

We provide detailed statistical information on equal employment opportunity to the federal government as required by law. Information regarding our diversity programs and diverse employee population is included within our Corporate Responsibility Report.

For the benefit of hearing impaired persons, a sign language interpreter will be present at our 2007 Annual Meeting.

SHAREHOLDER INFORMATION

Shareholder Proposals

Shareholder proposals (other than director nominations) for consideration at our 2008 Annual Meeting must follow the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934 and our By-Laws. To be timely under Rule 14a-8, they must be received by our Corporate Secretary by December 11, 2007 in order to be included in the Proxy Statement. Under Target’s By-Laws, as amended, if a shareholder plans to propose an item of business to be considered at any annual meeting of shareholders, that shareholder is required to give notice of such proposal to our Corporate Secretary at least 90 days prior to the anniversary of the most recent annual meeting, or by February 24, 2008 for our 2008 Annual Meeting, and to comply with certain other requirements. The proposals also must comply with all applicable statutes and regulations.

Under Target’s restated articles of incorporation, as amended, if a shareholder plans to nominate a person as a director at a meeting, the shareholder is required to place a proposed director’s name in nomination by written request received by our Corporate Secretary at least 60 days prior to an annual or special meeting, together with the written consent of such person to serve as a director.

Householding Information

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Annual Report and Proxy Statement, unless one or more of these shareholders notifies us that they would like to continue to receive individual copies. This will reduce our printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

If you and other shareholders of record with whom you share an address currently receive multiple copies of our Annual Report and/or Proxy Statement, or if you hold stock in more than one account, and in either case, you would like to receive only a single copy of the Annual Report or Proxy Statement for your household, please contact our Investor Relations representative by e-mail at investorrelations@target.com, by mail to the address listed on the cover of this Proxy Statement, Attention: Investor Relations, or by telephone at (612) 761-6736.

If you participate in householding and would like to receive a separate copy of our 2006 Annual Report or this Proxy Statement, please contact us in the manner described in the immediately preceding paragraph. We will deliver the requested documents to you promptly upon receipt of your request.

APPENDIX A

ARTICLE VII

Except with respect to the election of directors, the shareholders shall take action at a meeting of shareholders by the affirmative vote of a majority of the voting power of the shares present and entitled to vote or such larger proportion or number as is required by law or these Articles of Incorporation. Subject to the rights, if any, of the holders of one or more classes or series of preferred or preference stock issued by the corporation, voting separately by class or series to elect directors in accordance with the terms of such preferred or preference stock, each director shall be elected at a meeting of shareholders by the vote of the majority of the votes cast with respect to the director, provided that directors shall be elected by a plurality of the votes present and entitled to vote on the election of directors at any such meeting for which the number of nominees (other than nominees withdrawn on or prior to the day preceding the date the corporation first mails its notice for such meeting to the shareholders) exceeds the number of directors to be elected. For purposes of this Article VII, action at a meeting shall mean action at a meeting which satisfies the notice and quorum requirements imposed by the By-Laws of this corporation, except as otherwise provided by law, and a majority of the votes cast means that the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock (as defined in Article IV) that are voted “for” a director must exceed the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock that are voted “against” that director.

A-1

Appendix B

TARGET CORPORATION
OFFICER SHORT-TERM INCENTIVE PLAN

Article I – Background

1.1

Name. The name of this plan is the “Target Corporation Officer Short-Term Incentive Plan.” It is sometimes hereinafter referred to as the “STIP” or the “Plan.” Unless otherwise defined in the Plan or the context clearly indicates to the contrary, capitalized terms are defined in Article II.

1.2

Compensation Policy and Plan Intent. The Plan is intended to promote the Company’s pay-for-performance compensation philosophy by providing incentive bonus payments to designated upper-level executives, who through their efforts directly and significantly impact the achievement of Company goals and objectives.

1.3

Eligibility. Bonus payments may be granted to any Executive Officer who is designated as a Participant from time to time by the Committee or any other officer who is designated as a Participant from time to time by the Chief Executive Officer. Designation as a Participant for a Bonus in one period shall not confer on a Participant the right to participate in the Plan for any other period.

Article II – Definitions

2.1	“Bonus”

“Bonus” means an incentive award which, subject to such terms and conditions as may be prescribed by the Committee, entitles a Participant to receive a cash bonus payment from the Company pursuant to Article III.

2.2	“Code”

“Code” refers to the Internal Revenue Code of 1986, as amended.

2.3	“Company”

“Company” refers to Target Corporation and its subsidiaries.

2.4	“Committee”

“Committee” means the Compensation Committee of the Board of Directors (the “Board”) of the Company and if no such named committee shall be designated by the Board, it shall mean the Committee of the Board most nearly performing the duties of the Compensation Committee as defined at the time of its elimination as a Board Committee.

2.5	“Covered Officer”

“Covered Officer” includes all Participants whose compensation, in the Performance Period for which the bonus payment is calculated, is or, in the Committee’s discretion, may be subject to the compensation expense deduction limitations set forth in Section 162(m) of the Code.

2.6	“Determination Date”

“Determination Date” means the latest possible date that will not jeopardize a Bonus’ qualification as Performance-Based Compensation.

2.7	“Executive Officer”

“Executive Officer” is defined in Section 4.4.

2.8	“Participants”

Executives participating in the Plan, pursuant to Section 1.3.

2.9	“Performance-Based Compensation”

“Performance-Based Compensation” means a Bonus that is intended to constitute “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder.

2.10	“Performance Measures”

“Performance Measures” shall mean one or a combination of two or more of the following performance-based metrics, as approved by the Committee; provided, however, that different Performance Measures may be approved for different Participants during the same Performance Period: revenues; sales; comparable store sales; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings before taxes; net earnings; earnings per share; economic value added; and total shareholder return. In addition, for any Bonus to a Participant that is not intended to constitute Performance-Based Compensation, Performance Measures may include, alone or in combination with the foregoing Performance Measures, a personal score based on any measure of management performance, or specific objectives relating to market penetration, geographic business expansion, cost targets, customer or employee satisfaction, human resources management, supervision of litigation or information technology or acquisitions or divestitures of subsidiaries, affiliates or joint ventures or any other measure of performance as determined by the Committee.

2.11	“Performance Period”

“Performance Period” is defined in Section 3.2.

Article III –Awards

3.1	General

Bonuses may be granted to a Participant in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee. The Committee, at the time a Bonus is made, shall specify the terms and conditions which govern the Bonus, which terms and conditions may prescribe (or, in the case of Bonuses intended to constitute Performance-Based Compensation, shall prescribe) the degree of attainment of such Performance Measures required for the payment of a Bonus and that the Bonus shall be earned only upon, and to the extent that, Performance Measures as described in Section 3.2 are satisfied within the Performance Period for the Bonus. The Committee may establish terms and conditions for the payment of Bonuses in the event of changes of duties of any Participant with the Company or any subsidiary of the Company during the Performance Period or in the event of a Participant’s termination of employment (including death, disability, retirement, or termination with or without cause) or leave of absence during the Performance Period. Different terms and conditions may be established by the Committee for different Bonuses and for different Participants.

3.2	Performance Measures

The payment of Bonuses shall be contingent upon the degree of attainment of such Performance Measures over such period, which period shall not exceed four consecutive fiscal quarters, as shall be specified by the Committee at the time a Bonus is granted (the “Performance Period”). With respect to each Performance Period, Performance Measures will be established and approved by the Committee prior to the Determination Date. Multiple Performance Periods may be established, each with different lengths and which run concurrently. Performance Measures may be absolute in their terms, on a per share basis, measured as a change from prior periods or measured against or in relationship to other companies comparably, similarly or otherwise situated. Each measure that is a financial measure shall be adjusted if so determined by the Committee, to exclude the effects of extraordinary items, unusual or non-recurring events, changes in accounting principles or methods, realized investment gains or losses, discontinued operations, acquisitions, divestitures, material restructuring or impairment charges, retained and uninsured losses for natural catastrophes and any other items as the Committee determines to be required so that the operating results of the Company, subsidiary, operating company, division, unit or test strategy or new venture, as applicable, shall be computed on a comparative basis from Performance Period to Performance Period; provided that no such adjustment shall be made if the effect of such adjustment would be to cause the related Performance-Based Compensation to fail to qualify as Performance-Based Compensation. The Committee may in its discretion classify Participants into as many groups as it determines, and as to any Participant relate his/her Performance Measures partially, or entirely, to the measured performance, either absolutely or relatively, of an identified subsidiary, operating company, division, unit or test strategy, new venture of the Company or individual performance.

3.3	Payment of Awards

Following the completion of each Performance Period, the Committee shall certify the level of attainment of the applicable Performance Measures for each Executive Officer. Bonus payments shall be made to Participants in cash at a time determined by the Committee, but in no event later than two and one-half months after the end of the fiscal year in which the Performance Period ends. However, any Participant who is a participant in a deferred compensation plan may have his/her payment of a Bonus deferred if and to the extent permissible under any such plan. In no event shall a Covered Officer receive a Bonus payment in any fiscal year that exceeds the lesser of (i) $7,000,000 or (ii) 400% of the Covered Officer’s base salary (prior to any salary reduction or deferral elections) as of the date of grant of the Bonus.

3.4	Adjustments.

The Committee is authorized at any time during or after a Performance Period, in its sole and absolute discretion, to reduce or eliminate a Bonus payable to any Participant for any reason, including changes in the position or duties of any Participant with the Company or any subsidiary of the Company during the Performance Period, whether due to any termination of employment (including death, disability, retirement, or termination with or without cause), leave of absence, or otherwise. No reduction in a Bonus made to any Participant shall increase the amount of the Bonus to any other Participant.

Article IV – General

4.1

Beneficiary. Any Bonus which becomes distributable after the death of a Participant shall be distributed as it becomes due to such person or persons, or other legal entity as the Participant may have designated in writing delivered to the Company’s or his/her division’s personnel office on an approved form. The Participant may, from time to time, revoke or change any such designation by writing delivered to such personnel office on an approved form. If there is no unrevoked designation on file with such personnel office at the Participant’s death, or if the person or persons designated therein shall have all predeceased the Participant, such distributions shall be made to the Participant’s estate. If a Participant has deferred his/her Bonus pursuant to a plan or arrangement with the Company, the plan or arrangement shall govern the beneficiary designation.

4.2	Administration and Interpretation of Plan. This Plan shall be interpreted by the Committee and its interpretations shall be final and binding on Participants and all other parties in interest.

The Plan shall be administered by the Committee. The Committee reserves the right, from time to time, to prescribe rules and regulations which are not inconsistent with the provisions of the Plan, and to modify or revoke such rules and regulations at such time and in such manner as it may deem proper. The Committee may before the applicable Determination Date, specify a pool from which some or all Bonuses may be paid to all Participants in accordance with this Plan and grant Bonuses under Section 3.1 based on allocations from such pool. A copy of the then current Plan shall be maintained in the Company’s personnel office and shall be available, upon request, for review by any Participant or his duly authorized agent. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any Bonus in the manner and to the extent it shall deem desirable. The determinations of the Committee in the administration of this Plan, as described herein, shall be final, binding and conclusive, subject to the provisions of this Plan. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee.

All persons in the Plan shall be bound by the terms of the Plan and of all rules and regulations pursuant thereto, all as now in effect or hereafter amended, promulgated or passed which shall likewise be maintained at the Company’s personnel office.

4.3

Rights of Participants and Beneficiaries. The Plan is not an employment agreement and does not ensure or evidence to any degree the continued employment or the claim to continued employment of any Participant for any time or period or job.

No Participant or beneficiary shall, by virtue of this Plan, have any interest in any specific asset or assets of the Company. A Participant or beneficiary has only an unsecured contract right to receive cash payments in accordance with and at the times specified by the Plan.

No Participant shall have the right or ability to assign, pledge, or otherwise dispose of any part of a Bonus hereunder.

4.4

Overview. It is specifically understood that the Chief Executive Officer of the Company shall at all times retain the authority to veto or rescind any appointment or designation of an individual as a Participant (except an Executive Officer as defined in the rules and regulations of the Securities Exchange Act of 1934, as amended, in which case such authority shall remain with the Committee) under this Plan but it is the intent of the Plan that such authority shall be exercised with restraint and only for circumstances deemed to be of importance for preserving the integrity of the Plan’s policy and/or its performance.

4.5	Amendment, Modification and Termination of the Plan. The Committee may at any time terminate, suspend or modify the Plan and the terms and provisions of any Bonus to any

Participant which has not been paid. Amendments are subject to approval of the shareholders of the Company only if such approval is necessary to maintain the Plan in compliance with the requirements of Section 162(m) of the Code, its successor provisions or any other applicable law or regulation. No Bonus may be granted during any suspension of the Plan or after its termination.

4.6	Unfunded Plan. The Plan shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by Bonuses under the Plan.

4.7

Other Benefit and Compensation Programs. Neither the adoption of the Plan by the Committee nor its submission to the shareholders of the Company shall be construed as creating any limitation on the power of the Board to adopt such other incentive arrangements as it may deem appropriate.

4.8

Governing Law. To the extent that Federal laws do not otherwise control, the internal law, without regard to conflicts of laws principles, of the State of Minnesota will govern all questions concerning the construction, validity, and interpretation of the Plan and the performance and the obligations imposed by this Plan. The exclusive forum and venue for any legal action arising out of or related to the Plan shall be the United States District Court for the District of Minnesota, and each Participant, as a condition of participating in the Plan, submits to the personal jurisdiction of that court. If neither subject matter nor diversity jurisdiction exists in the United States District Court for the District of Minnesota, then the exclusive forum and venue for any such action shall be the courts of the State of Minnesota located in Hennepin County, and each Participant, as a condition of participating in the Plan, submits to the personal jurisdiction of that court.

4.9	Tax Withholding. The Company shall have the right to withhold from cash payments under the Plan to a Participant or other person an amount sufficient to cover any required withholding taxes.

4.10	Miscellaneous Provisions.

	a.	Headings. Headings at the beginning of sections hereof are for convenience of reference, shall not be considered a part of the text of the Plan, and shall not influence its construction.

b.

Construed as a Whole. The provisions of the Plan shall be construed as a whole in such manner as to carry out the provisions thereof and shall not be construed separately without relation to the context.

4.11

Effective Date of the Plan. The Plan shall become effective as of February 3, 2008; provided that this Plan is approved and ratified by the shareholders of the Company no later than June 30, 2007. The Plan shall remain in effect until it has been terminated pursuant to Section 4.5.

www.target.com

1000 NICOLLET MALL MINNEAPOLIS, MN 55403-2542

VOTE BY INTERNET - www.proxyvote.com

Use  the  Internet  to  transmit  your  voting  instructions.  Have  your  proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Target Corporation in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use  any  touch-tone  telephone  to  transmit  your  voting  instructions. Have  your  proxy  card  in  hand  when  you  call  and  then  follow  the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Target Corporation, c/o ADP,

51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy through the Internet or by telephone, you do NOT need to mail back your card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	TARGT1	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

TARGET CORPORATION
The Board of Directors Recommends a Vote "FOR" Items 1, 2, 3 and 4 and "AGAINST" Item 5.

1. Election of Directors								To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
					For	Withhold	For All
	01) Calvin Darden				All	All	Except
	02) Anne M. Mulcahy
	03) Stephen W. Sanger
	04) Gregg W. Steinhafel				0	0	0

		For	Against	Abstain				For	Against	Abstain
2. Company proposal to ratify the appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm.		0	0	0	5. Shareholder proposal regarding additional disclosure of political contributions.			0	0	0

3. Company proposal to approve the Officer Short-Term Incentive Plan.		0	0	0	6. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement(s) or adjournment(s) thereof.

4. Company proposal to approve an amendment to the restated articles of incorporation to require a majority vote for the election of directors.		0	0	0

If you are a registered or beneficial shareholder, consenting to receive all future annual meeting materials electronically is simple and fast!
Enroll today at  www.icsdelivery.com/target for secure online access to your proxy materials.

For comments, please check this box and write them on the other side of this card.				0					Yes	No
NOTE: Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, please give your full title. Joint owners should each sign personally. Please sign, date and return the proxy card promptly using the enclosed envelope.					Mark here if you would like your voting instructions to be confidential pursuant to the Target Corporation Policy on Confidential Voting described in the 2007 Proxy Statement.				0	0

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)			Date

IF YOU PLAN ON ATTENDING THE ANNUAL MEETING, YOU MUST REQUEST AN ADMISSION TICKET ON OR BEFORE MAY 14, 2007. PLEASE SEE PAGE 1 OF THE PROXY STATEMENT FOR INSTRUCTIONS ON REQUESTING A TICKET.

As a Registered Shareholder, you can access this Target Corporation account online via:

http://www.melloninvestor.com

Mellon Investor Services LLC, Transfer Agent for Target Corporation, now makes it easy and convenient to get current information on this shareholder account.

• View account status	• Make address changes
• View certificate history	• Obtain a duplicate 1099 tax form
• View book-entry information	• Establish/change your PIN
• View payment history for dividends

For Technical Information Call 1-877-978-7778

Monday-Friday between 9 a.m.-7 p.m. Eastern Daylight Time

Proxy Solicited on Behalf of the Board of Directors for the May 24, 2007 Annual Meeting of Shareholders
YOUR VOTE IS IMPORTANT Vote by Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week
Internet voting and telephone voting deadlines are 11:59 p.m. Eastern Daylight Time on:
• May 23, 2007 for all shareholders except participants in the Target Corporation 401(k) Plan; and

• May 21, 2007 for participants in the Target Corporation 401(k) plan.

Your telephone or Internet vote authorizes the named proxies to vote these shares in the same manner as if you marked, signed and returned your proxy card.

Robert J. Ulrich, Douglas A. Scovanner and Timothy R. Baer, and each of them, are hereby appointed proxies, with power of substitution to each, to represent and to vote as designated below and on the reverse side hereof, all shares of capital stock of Target Corporation, a Minnesota corporation, held by the undersigned at the Annual Meeting of Shareholders to be held on May 24, 2007, and at any adjournment thereof. This Proxy will be voted as directed, but if no direction is given it will be voted FOR proposals set forth in items 1, 2, 3  and 4 and AGAINST item 5. The proxies cannot vote these shares unless you vote by telephone or the Internet or unless you sign this card on the reverse side and return it.

For participants in the Target Corporation 401(k) Plan, this proxy card will constitute voting instructions to the Trustee under this Plan. As a participant in this Plan, the undersigned understands that, in accordance with the terms of the Plan, these instructions shall be held in the strictest confidence by the Trustee and shall not be divulged or released to any person, including officers or employees of the Corporation. These instructions will be followed as directed, but if a signed proxy card is returned but no direction is given, the Trustee is instructed to vote FOR proposals set forth in items 1, 2, 3 and 4 and AGAINST item 5. Shares held in the Plan for which no voting instructions are received by the Trustee will be voted in the same proportion as votes actually cast by Plan participants. Instruction cards received by the Trustee after May 21, 2007, will not be counted.

Comments:

(If you noted any comments above, please mark corresponding box on the reverse side.)